UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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5790 Widewaters Parkway
DeWitt, New York 13214-1883

March 28, 2025

Dear Shareholders:
The Annual Meeting of the Shareholders of Community Financial System, Inc. (the “Company”) will be held virtually on Wednesday, May 21, 2025 at 12:00 p.m. Eastern Daylight Time.
Whether or not you plan to attend the Meeting, the Board of Directors strongly encourages you to review the enclosed information and vote your shares. Your vote is important.
2024 PERFORMANCE HIGHLIGHTS:
In 2024, the Company continued to build upon the strong foundational elements of its business in support of its investment thesis of producing above average returns with below average risk. During 2024, the Company continued to deploy capital in all four of its business lines (banking, employee benefit services, insurance services, and wealth management services), which not only produced record revenues for the Company as a whole, but also record revenues in each business.
In 2024, the Company:
•	Produced year-over-year increases in diluted GAAP earnings per share, diluted operating earnings per share and operating pre-tax, pre-provision net revenue per share;
•	Increased total operating revenues by $41.3 million or 5.9%;
•	Continued to maintain robust regulatory capital ratios;
•	Took meaningful steps to further enhance the Company’s strong liquidity profile;
•	Increased loans outstanding by 7.5%;
•	Continued to maintain solid asset quality, recording only 10 basis points in loan net charge-offs for the full-year;
•	Leveraged the strength of its core deposit base, driving a year-over-year increase in net interest income for the eighteenth consecutive year;
•
Increased the cash dividend to our Shareholders by 2.2% in the third quarter, marking the 32nd consecutive year of dividend increases. The Company’s unbroken streak places it in a very select group, and signifies the Company’s commitment to robust Shareholder returns; and

•	Recognized by Forbes Magazine as one of America’s Best Banks and one of the World’s Best Banks.
CORPORATE AND GOVERNANCE DEVELOPMENTS:
•
On May 15, 2024, the Company introduced its new name, Community Financial System, Inc. to reflect its broader business model and mission in contributing to the prosperity of its community, including its clients, colleagues and Shareholders by providing comprehensive financial services.

•
In October 2024, the Board of Directors added Savneet Singh, the Chief Executive Officer and President of PAR Technology Corporation (NYSE: PAR), to the Board in order to expand its diversity of ideas and skills, including additional public company, fintech, venture capitalism, entrepreneurship, digital technology, and mergers and acquisition experience. The Board has been disciplined in its approach to expand the Board’s skills by adding five new Directors over the past six years.

Together with our Board, we wish to thank our Shareholders for your continued interest and support. We remain committed to serving your interests and focused on long-term value creation for all Shareholders.
Sincerely,

Eric E. Stickels Chair of the Board	Dimitar A. Karaivanov President and Chief Executive Officer

5790 Widewaters Parkway DeWitt, New York 13214-1883

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Community Financial System, Inc.:
Community Financial System, Inc., a Delaware corporation (the “Company”), will hold its annual meeting of Shareholders virtually on Wednesday, May 21, 2025 at 12:00 p.m. Eastern Daylight Time for the following purposes:
1.	To elect 12 of the current Directors for a one (1) year term and until their successors are elected and qualified;
2.	To hold an advisory vote on executive compensation;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025; and
4.	To transact any other business which may properly come before the Meeting or any adjournment thereof.
The Shareholders of record at the close of business on March 24, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2025. The Company uses the “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet.
•	If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically requested them.
•
The Notice of Internet Availability of Proxy Materials contains instructions on how you can access the proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials.

Whether or not you plan to attend the Annual Meeting virtually, please submit your proxy promptly so that your shares will be voted as you desire.
By Order of the Board of Directors

Danielle M. Cima
Secretary
March 28, 2025

IMPORTANT NOTICE

The Company urges you to please vote your shares now whether or not you plan to attend the Meeting virtually. Voting by the Internet or telephone is fast and convenient. If you request to receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the return envelope furnished for that purpose. If you hold your shares through an account with a broker, bank or other holder of record, please follow the instructions you receive from them to vote your shares. Please vote your shares so your vote can be counted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

5790 Widewaters Parkway DeWitt, New York 13214-1883

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2025

This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors (the “Board”) of Community Financial System, Inc. (the “Company”), the holding company for Community Bank, N.A. (the “Bank”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held virtually at 12:00 p.m. Eastern Daylight Time on Wednesday, May 21, 2025. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 28, 2025.

PROXY STATEMENT SUMMARY
This summary highlights information contained in the Proxy Statement. It does not contain all of the information Shareholders should consider in making a voting decision, and Shareholders should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING INFORMATION
Meeting: Annual Meeting of Shareholders	Ticker Symbol: CBU
Date: May 21, 2025	Exchange: New York Stock Exchange
Time: 12:00 PM Eastern Daylight Time	Outstanding Shares of Common Stock: 52,836,642
Location: Virtual-only Meeting at www.virtualshareholdermeeting.com/CBU2025	State of Incorporation: Delaware

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 21, 2025
This Proxy Statement and the Annual Report for the year ended December 31, 2024 (referred to as the “Annual Report”) to Shareholders are available at https://communityfinancialsystem.com/financials/annual-reports/default.aspx.
The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

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VOTING ITEMS AND BOARD RECOMMENDATIONS

			Page Reference
Proposal 1	Election of Director Nominees	FOR each Director Nominee	11
Proposal 2	Advisory Vote on Executive Compensation	FOR	71
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	73

VOTING YOUR SHARES
If you are a Shareholder of record as of March 24, 2025, you will be able to vote in four ways: by telephone, by proxy card, online during the Meeting, or by the Internet before the Meeting as follows:
•	By Telephone: 1-800-690-6903
•	Online Before the Meeting: Visit www.proxyvote.com and enter the control number found in the Notice of Internet Availability.
•	By Mail: Complete, sign, date, and return your proxy card in the envelope provided.
•	Online During the Meeting: Cast your vote at the Meeting by following the instructions at www.virtualshareholdermeeting.com/CBU2025.
See “General Information for Voting Shares” on page 9 for more information on voting at the Annual Meeting.
HOW TO ATTEND THE 2025 ANNUAL MEETING
The Company has determined to hold a completely virtual meeting to provide expanded access, improved communications and cost savings for the Company and its Shareholders. Shareholders may attend the 2025 Annual Meeting by logging in at www.virtualshareholdermeeting.com/CBU2025. To be admitted to the virtual Annual Meeting, Shareholders will visit www.virtualshareholdermeeting.com/CBU2025, and must enter the 16-digit voting control number found on their proxy card and voting instruction form previously received. Shareholders will be able to listen to the Meeting live, vote and submit questions. The Company will answer questions relevant to the Meeting on matters that comply with the Meeting’s Rules of Conduct during the Annual Meeting. Shareholders will also be able to examine the Company’s Shareholder list during the Annual Meeting by following instructions provided on the website.
The Company encourages Shareholders to access the Meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Daylight Time. Shareholders should allow ample time for check-in procedures. If Shareholders encounter any difficulties accessing the virtual meeting during the check-in or Meeting time, there will be a 1-800 number posted on the virtual meeting log-in page to provide assistance.
If the Shareholder’s shares are held in the name of a bank, brokerage firm or other holder of record, he or she should follow the instructions provided by the bank, broker or other organization in order to participate in the virtual meeting. An individual who is not a Shareholder may still access the Annual Meeting as a guest, but will not be able to vote, access the Shareholder list, or ask questions.

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BOARD COMPOSITION AND REFRESHMENT
The Directors strive to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee the Company’s management team and serve the long-term interests of the Company’s Shareholders.
Over the course of the last six years, the Board has added five new Directors in order to enhance the skills, experience, and composition of the Board. In October of 2024, the Board added Savneet Singh, who is the Chief Executive Officer and President of PAR Technology Corporation (“PAR”) (NYSE: PAR) and President of ParTech, Inc. (“ParTech”), in order to bring additional public company, fintech, venture capitalism, entrepreneurship, digital technology, and mergers and acquisition experience to the Board. His appointment, along with Kerrie D. MacPherson in 2019, Susan E. Skerritt in 2020, Jeffery J. Knauss in 2021, and Michele P. Sullivan in February 2024, reflects the Board’s focused efforts to refresh the composition of the Board and foster a diverse composition of members.
The following table provides the ages, tenures, independence, diversity, and current committee membership of the 12 Director Nominees for the Annual Meeting.(1)

Name	Age	Years on Board	Independent	Gender, Ethnic or Racial Diversity(2)	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust	Executive Committee
Mark J. Bolus	59	14	✔	✔
Neil E. Fesette	59	14	✔
Dimitar A. Karaivanov	43	1
Jeffery J. Knauss	39	3	✔	✔
Kerrie D. MacPherson	66	5	✔	✔
John Parente	58	14	✔
Raymond C. Pecor, III	56	7	✔
Savneet Singh	41	<1	✔	✔
Sally A. Steele	69	21	✔	✔
Eric E. Stickels*	63	9	✔
Michele P. Sullivan	62	1	✔	✔
John F. Whipple, Jr.	69	14	✔

Member	Chair	*Chair of the Board

(1)	Susan E. Skerrit is retiring from the Board effective as of the Annual Meeting. Ms. Skerritt is the Board’s Lead Director and serves as a member of the Board’s Compensation and Audit Committees.
(2)
The Board defines racial and ethnic diversity to include any race/ethnic self-identification as Black, African American, North African, Middle Eastern, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaskan Native. Mr. Knauss self-identifies as Asian American, Mr. Bolus self-identifies as Middle Eastern descent, Mr. Singh self-identifies as Asian American, and Ms. MacPherson, Ms. Steele, and Ms. Sullivan are females.

A balanced Board composition, supplemented by a thoughtful approach to Director refreshment, is a continuing priority for the Company. The Governance Committee utilizes a skills matrix approach to assess the experience, skills, independence and diversity of nominees in the context of the current composition and needs of the Board. In 2024, the Governance Committee engaged an independent consultant to evaluate the Board and the skills/experience of the Directors. The Committee endeavors to identify nominees that possess integrity, diverse business experiences, professional achievement, appropriate skills, and geographic backgrounds reflecting the Company’s markets. In addition, the Governance Committee believes a stronger Board is one that reflects diversity of experience and background. The Governance Committee also believes it is desirable to maintain a mix of experienced, tenured Directors who possess institutional knowledge along with the addition

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of newer Directors who have identified expertise and experience. As part of the Board’s succession planning and refreshment process, the Governance Committee will continue to consider a diverse pool of candidates to further enhance the Board and add appropriate skills and experience. In 2025, the Board intends to exercise best efforts to add a director who possesses the necessary and appropriate skills, experience and attributes to serve as a Director.
The charts below summarize the tenure, independence, age, and diversity of the 12 Director Nominees.

Ethnic, Racial and Gender Diversity
50% Diverse

Gender Diversity
3 out of 12
Directors Nominees are women
Ethnic Diversity
3 out of 12
Directors Nominees are racially/ethnically diverse
Not-Diverse
25%
25%
50%

Director Tenure
Average Tenure = 8 Years

12+ Years
42%
5-12 Years
25%
Less than 5 Years
33%

Director Age
Average Age = 57

65+
25%
Under 65
75%

Director Independence
92% Independent

Independent
Non-Independent

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GOVERNANCE HIGHLIGHTS
The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our Shareholders. The Board regularly reviews the Company’s governance practices, industry developments, and Shareholder feedback to ensure continued effectiveness. For more information regarding our corporate governance practices, see the disclosure starting on page 27.
Below are selected highlights of the Company’s corporate governance program.

Effective Board Composition and Refreshment
Highly engaged Board with balanced tenure and substantial, wide ranging experience.
Strong Board refreshment practices, with 33% of the Director nominees having a tenure of less than five years.
Regular refreshment at committee level, with rotation guidelines for members and leadership positions.
Mandatory retirement policy at age 70.

Ongoing Director succession planning focused on annual review of skill sets of current Directors and identification of additional skills/experience desired. As part of this succession planning process, an independent consultant was engaged in 2024 to evaluate the Board and skills/experience of the Directors.

Diverse skills and experience represented on the Board, including financial and accounting expertise, financial services experience, entrepreneurship, fintech, digital technology, marketing, internal audit, public company, merger and acquisitions, C-suite experience, and thorough knowledge of the Company’s geographic and financial sector markets.

Robust Shareholder Rights
All Directors elected annually.
Majority voting standard for Director elections.
All Shareholders have the same voting rights.
No shareholders rights plan.
Board Accountability and Independence
11 out of 12 Director Nominees are independent and Audit, Governance and Compensation Committees comprised entirely of independent Directors.
Stock Ownership and retention requirements for Directors and executives.
Directors are subject to over-boarding restrictions.
No pledging or hedging by Directors (pledging only with prior written consent).
Conflict of Interest Policy for Directors.
Board Effectiveness
Engaged independent non-executive Chair of the Board.
Executive sessions of independent Directors held regularly.
Annual Board and Audit, Compensation, and Governance Committee Self-Evaluations. In 2024, the Board engaged an independent consultant to conduct the Board’s annual evaluation.
Annual formal process to evaluate CEO performance and compensation.
Corporate Governance Standards and Committee charters reviewed annually.
Strong Board engagement in risk management and oversight through Risk Committee and risk governance framework.
Board and Committee use of outside independent advisors.

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EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS
Set forth below is a table illustrating our sound and balanced compensation practices used to support our business strategies, align with our pay-for-performance philosophy, and exercise strong oversight to mitigate excessive risk-taking:

What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 64% for Mr. Karaivanov (CEO) and 54% on average for the other named executives.
No “Timing” of Equity Grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No Tax Gross-ups on Perquisites. We do not provide our named executives with tax gross-ups on perquisites in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.	No Tax Gross-ups for Change in Controls. We do not provide our named executives with tax gross-ups for change in control benefits in any of our compensation plans or agreements.

Executives Subject to a Robust Clawback Policies. The Compensation Committee has adopted two clawback policies: (i) an SEC and NYSE compliant recoupment policy that provides for the recovery of any erroneously awarded incentive-based compensation from the Company’s Section 16 officers (including all of the named executives), and (ii) a second discretionary recoupment policy applicable to our named executives and our broader executive team that allows for recoupment of annual cash incentives and all forms of equity based compensation in the event of a financial restatement, or certain acts of misconduct, including violations of law, regulation or Company policy.

No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Capped Incentives. In 2024, annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP (as defined below), ranging from 0% to 150% based on the threshold, target, and maximum achievement levels.
No Excessive Perquisites. Our named executives are entitled to only limited perquisites.
Prohibit Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

Prohibit Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest to provide the Committee with expert executive compensation advice on executive compensation matters.

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CULTURE, COMMUNITY AND RESPONSIBILITY
A core mission of the Company’s employees, executive leadership and Directors is active engagement with not only the Company’s customers, but the civic institutions, non-profits, schools and other organizations that comprise the communities where we live and work. As an organization that is community based, we are committed to supporting volunteerism, implementing environmentally sound practices, working with small businesses, and serving the broad financial service needs of the communities in our geographic markets. We are proud of the industry recognition we continue to receive, including being named in 2023 as the 6th Most Trustworthy Company in America by Newsweek Magazine and in 2024 as one of America’s Best Banks and one of the World’s Best Banks by Forbes Magazine. In addition, we recognize that the development and support of the Company’s human capital is an essential element of the Company’s success. We continue to refine our corporate responsibility strategy to align with our business and the evolution of important topics across the banking industry.
Recent highlights of the Company’s commitment to corporate social responsibility and support of our communities and employees include:
Highlights
Human Capital Initiatives
•
The Company continued to support its Culture and Diversity Strategic Pillars to deepen the appreciation of each other’s unique contributions to the Company while creating improved individual wellbeing and organizational results.

•
The Company continued to leverage the “MyVoice” program, a Company-wide program to enhance employee satisfaction and engagement by conducting engagement surveys to give employees a voice to provide input and drive action. In 2024, the Company also enhanced its performance management review process to provide ongoing and more frequent feedback in order to achieve higher performance, engagement and commitment to improve outcomes and productivity.

•
The Company developed future leaders through its leadership programs to strengthen our succession and leadership capabilities, as well as reinforce our commitment to promote from within. Over 138 leaders participated in these programs in 2024.

•
In 2024, the Company’s CEO initiated employee townhall meetings to enhance communication and transparency relative to the Company’s strategy and priorities. The Company plans to offer these townhalls twice a year with a focus on various topics and an open question and answer session.

Supporting our Communities
•
In 2024, the Company’s management, with input from the Company’s Director of Community and Corporate Relations, developed charitable giving priorities for the Company and its subsidiaries with the goal of maximizing the Company’s impact on the communities where our customers and employees live.

•	In 2024, the Company donated more than $3.9 million to over 2,200 charitable organizations in the Company’s footprint.
•	Our employees volunteered 17,800 hours of their time to over 900 non-profit organizations in 2024, including those dedicated to underserved and disadvantaged communities.
•	In 2024, the Company announced the Volunteer Time Off Program that allows for eligible employees to take up to 16 hours of paid time off to volunteer their time.
•
Since 2023, the Bank has hired five Community Lending Specialists in the Albany, Buffalo, Rochester, Syracuse, and Utica markets. In 2024, the Bank originated $145.6 million in mortgage loans to low-to-moderate income households.

•	In 2024, the Bank was recognized by the American Bankers Association with the Community Commitment Award for its extraordinary commitment to volunteerism.
•
In 2024, the Company pledged $150,000 to the CenterState CEO’s Tech Garden, the premier technology incubator in the Central New York region, with the mission to support small start-up businesses in our community.

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•
The Bank offers financial literacy programs geared towards students and adults, including programs offered in elementary and high schools and, in collaboration with our community partners, programs focused on adults in lower and moderate income communities.

•	The Company continues to participate in the Upstate Minority Economic Alliance, the only Minority Chamber of Commerce in the Upstate New York Region.
Environmental Sustainability Initiatives
•
The Company’s Corporate Responsibility Committee, led by the Senior Vice President of Risk Management and consisting of members of the Company’s and Bank’s management team, continued to identify projects and initiatives, as appropriate, that support a healthier, more sustainable future for our stakeholders including our investors, employees, customers, and communities we serve.

•
The Company invested $10,000,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families.

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GENERAL INFORMATION FOR VOTING SHARES
Proxy Materials are Available on the Internet
The Company uses the cost-effective and environmentally-friendly “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet. The Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to its Shareholders, on approximately March 28, 2025, with instructions on how to access the proxy materials online or request a printed copy of the materials.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials electronically by email or in print by mail. The Company encourages Shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the Meetings and reduce the Company’s printing and mailing costs.
The Annual Report of the Company for the fiscal year ended December 31, 2024, incorporating the Form 10-K filed by the Company with the SEC, is being provided to Shareholders with this Proxy Statement.
The proxy materials relating to the 2025 Annual Meeting and the 2024 Annual Report are available on the Internet at www.proxyvote.com. The Notice of Internet Availability contains the necessary codes required to access the proxy materials and to vote online or by telephone. The materials are also available on the Company’s investor relations page at: https://communityfinancialsystem.com/financials/annual-reports/default.aspx.
Voting Rights and Proxies
The Board has fixed the close of business on March 24, 2025 as the record date for determining which Shareholders are entitled to notice of, and to vote at, the Meeting. At the close of business on the record date, 52,836,642 shares of common stock were outstanding and entitled to vote at the Meeting, which is the Company’s only class of voting stock. Each share of outstanding common stock is entitled to one vote with respect to each proposal to come before the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a Shareholder meeting.
If shares are registered directly in a Shareholder’s name with the Company’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), then such Shareholder is the “shareholder of record” with respect to those shares. If the shares are held in an account at a bank, broker, or other holder of record, then the Shareholder is considered the “beneficial owner of shares held in street name.” As a beneficial owner, the Shareholder has the right to instruct the broker, bank, or other organization holding the shares on how to vote such shares.
Voting Procedures
There are four ways to vote:

Online before the Meeting
If a Shareholder has Internet access, he or she may vote the proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Internet Availability; or if the Shareholder received a printed set of proxy materials, by following the instructions provided on the proxy card. The availability of online voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

Online at the Meeting	Shareholders may cast their votes at the Meeting by following the instructions at www.virtualshareholdermeeting.com/CBU2025.
Phone
If the Shareholder requested printed copies of the proxy materials by mail, he or she will receive a proxy card or voting instruction form and may vote by calling the toll free number found on the card or form. The availability of phone voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

Mail
If the Shareholder received a printed set of the proxy materials by mail, he or she may submit the proxy card by mail by signing the proxy card if his or her shares are registered in the Shareholder’s name or by following the instructions provided by the broker, bank or other organization for shares held beneficially in street name, and returning it in the envelope provided.

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All shares represented by valid proxies received prior to the taking of the vote at the Meeting will be voted and, where a Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the Shareholder’s instructions. If the Shareholder does not specify how the shares are to be voted, the shares will be voted in the manner recommended by the Board for matters presented for a vote at the Meeting as permitted by applicable law. An abstention by a Shareholder with respect to a matter to be voted on will be counted for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Any broker non-votes will be counted as being present for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Even if you plan on attending the Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Meeting.
A Shareholder may revoke the proxy and change his or her vote at any time before the taking of the vote at the Meeting as follows:

Online before the Meeting	A Shareholder may change the vote using the online voting method described above, in which case only the latest Internet proxy submitted prior to the Meeting will be counted.
Online at the Meeting
A Shareholder may revoke a vote made prior to the Meeting and change his or her vote by voting online at the Meeting. Shareholders may cast their votes at the Meeting by following the instructions at www.virtualshareholdermeeting.com/CBU2025.

Phone	A Shareholder may change his or her vote using the phone voting method described above, in which case only the latest telephone proxy submitted prior to the Meeting will be counted.
Mail
A Shareholder may revoke the proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only the latest proxy card or voting instruction form received prior to the Meeting will be counted.

Shareholders who have shares that are registered differently or are in more than one account will receive more than one Notice of Internet Availability. Shareholders with shares registered directly in the Shareholder’s name with the Company’s transfer agent may contact Equiniti at (877) 253-6847 to request consolidation. If the shares are held through a broker, bank or other organization, the Shareholder can contact the broker, bank or other organization to request consolidation.
Proxy Solicitation Costs
The Company will pay its costs relating to the solicitation of proxies. The Company has retained Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 to assist in soliciting proxies for a base fee of $10,000 plus reasonable and approved out-of-pocket expenses. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s stock.

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PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, twelve (12) Directors are to be elected to serve on the Company’s Board. Susan E. Skerritt is retiring from the Board effective as of the date of the Annual Meeting. As discussed more below, the Board would like to acknowledge and thank Ms. Skerritt for her service and contributions to the Company. All Director Nominees have indicated a willingness to serve, and the Board knows of no reason that any Nominee will decline or be unable to serve if elected. Each of the twelve (12) Nominees is expected to continue to serve on the Board until his or her one-year term expires.
The Nominees who receive the greatest number of votes “for,” represented in person or by proxy at the Meeting, will be elected Directors, subject to our majority voting standard set forth below. Abstentions and broker non-votes will not have an impact on the election of Directors. All proxies in proper form which are received prior to the election of Directors at the Meeting will be voted “FOR” the Nominees listed below, unless authority is withheld in the space provided on the proxy card. In the event any Nominee declines or is unable to serve, the proxy agents intend to vote for the election of a successor Nominee, if any, as the Board may recommend.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.

Notwithstanding the application of plurality voting in the election of Directors, under our majority voting standard policy adopted by the Board, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such Nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board whether to accept or reject such resignation. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose the decision and its rationale within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director will continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the Nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE
In considering candidates for the Board, the Governance Committee and the Board consider the entirety of each candidate’s credentials. Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate’s personal career; broad and relevant experience; integrity; sound and independent judgment; experience and knowledge of the business environment and markets in which the Company operates; business acumen; and willingness to devote adequate time to Board duties. The Governance Committee considers diversity in the context of the Board as a whole including gender, race, ethnicity, personal attributes, experience and background of Directors and Nominees to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that each Director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and our business segments in relation to our competitors. Prior to nominating an existing Director for re-election to the Board, the Board and the Governance Committee consider and review, among other relevant factors, the existing Director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the Director brings to the composition of our Board as a whole.
In selecting the current Director Nominees who serve on the Company’s Board, the Governance Committee considered each individual’s business experience set forth below and the foregoing qualifications. In addition, the Governance Committee considered each individual’s: experience and knowledge of the banking and financial services industry: knowledge of and standing in key geographic markets in which we operate: experience with the organization; knowledge of the organization’s business model and strategic plans; independence; compliance with regulatory standards; and special skills relevant to overall composition of the Board, including financial and accounting expertise, service with public companies, experience in digital technology, corporate responsibility matters, internal audit, information security, real estate, and commercial finance. The Governance Committee and the Board believe that each Director and Nominee brings his or her own particular expertise, knowledge and experience that provides the Board as a whole with the appropriate mix of skills, characteristics and attributes to work together and fulfill the Board’s oversight responsibilities to the Company’s Shareholders.

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The Company’s Bylaws and Governance Guidelines provide for, among other things, (i) a mandatory retirement age of 70, (ii) advance notice prior to serving on another public company board, and (iii) review of continued Board membership in the event of a significant change in the responsibilities or job position of a Director.
The key qualifications, skills, experience and perspective that each Director Nominee brings to the Board are included in their individual biographies. The Board firmly believes that our highly-qualified Director Nominees provide the Board with a diverse complement of specific business skills, experience and perspective necessary to ensure effective oversight. The following biographies describe the Director’s age, position with the Company, when he or she started as a Director with the Company, business experience and other public company board service for the past five (5) years, and the experience and attributes held by the Director relevant to his or her qualifications to serve on the Board:

Mark J. Bolus	Director Since: 2010 Age: 59 Committees: • Compensation (Chair) • Executive • Risk • Trust
Mark J. Bolus is the President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a transportation company serving the Northeast, Midwest, and Mid-Atlantic regions of the United States from its headquarters in Scranton, Pennsylvania and has 30 years of management and business experience operating a freight transportation company in the Company’s market.
Mr. Bolus is a seasoned Director with extensive management and business experience and provides the Board and Committees he serves with insight into the economic and business environment in Upstate New York and Northeast Pennsylvania, key geographic markets for the Company. Mr. Bolus also has considerable experience in real estate matters.

Neil E. Fesette	Director Since: 2010 Age: 59 Committees: • Executive (Chair) • Audit • Compensation • Risk
Neil E. Fesette is the President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management, located in Plattsburgh, New York, specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation. Mr. Fesette is also involved in the community and serves as a director of Champlain Valley Physicians Hospital and North Country Workforce Partnership, Inc.
Mr. Fesette has extensive expertise in the real estate market in Upstate New York and provides the Board and the Committees he serves with insights into these key geographic markets where the Company operates its financial service and banking businesses. Northern New York and the Capital Region are important regions and Mr. Fesette’s knowledge regarding their economic development and areas of opportunity is a substantial benefit to the Board. Mr. Fesette also provides the Board with corporate governance and human capital and succession planning expertise developed over the course of his service on the Board.

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Dimitar A. Karaivanov	Director Since: 2024 Age: 43 Committee: • Risk
Dimitar A. Karaivanov is the President and Chief Executive Officer (“CEO”) of the Company and the Bank since January 1, 2024. Mr. Karaivanov joined the Company in June 2021 and served as its Executive Vice President of Financial Services and Corporate Development and was responsible for the business and financial performance of three of the Company’s four business lines – employee benefit services, insurance services, and wealth management services. In October 2022, he was appointed Executive Vice President and Chief Operating Officer (“COO”), adding the Company’s banking business to his responsibilities. He has gained a full understanding of all areas of the Company’s operations through his service as the Company’s Executive Vice President of Financial Services and Corporate Development and COO.
Prior to joining the Company, Mr. Karaivanov served as Managing Director in Lazard’s Financial Institutions Group from June 2018 through June 2021, and has extensive experience as an investment banker for banks, other financial institutions, and fintech companies at a number of leading financial services firms. Mr. Karaivanov holds an MBA degree from The Ohio State University Max M. Fisher College of Business. He is also a graduate of the American Bankers Association’s Stonier Graduate School of Banking.
Mr. Karaivanov was appointed to the Board on January 1, 2024 in connection with his promotion to President and CEO. The Board believes that the President and CEO should be a member of the Board in order to provide the Board with insights on all aspects of the Company’s challenges, opportunities, and operations. In addition to his insights as the CEO, he brings extensive financial and business experience as an investment banker and provides the Board with in depth finance and mergers and acquisitions expertise.

Jeffery J. Knauss	Director Since: 2021 Age: 39 Committees: • Compensation • Governance • Risk
Jeffery J. Knauss is currently the co-founder and CEO of Arcovo AI, an AI automation agency specializing in workflow automation and AI Agents. Mr. Knauss also served as the former CEO and co-founder of Digital Hyve, a digital marketing and advertising firm located in Rochester and Syracuse, New York, which was acquired in 2021 by the Butler/Till Agency. Under Mr. Knauss’ leadership, Digital Hyve was named the 52nd fastest growing private company in the United States by Inc. Magazine in 2018 and remained on Inc.’s 5,000, a list of the fastest-growing privately held companies in the United States, for the following three years. Mr. Knauss is also an investor in several businesses including food service and start-ups focused on medical research, professional networking, e-commerce platforms, and mobile payment apps. He is active in the community and is a member of the Board of Directors of the SUNY Oswego Foundation, and formerly served as a Board member of Byrne Dairy, CenterState CEO, The Food Bank of CNY, Onondaga Community College, the United Way of CNY, and the Loretto Foundation.
Mr. Knauss has extensive experience in digital marketing and technology development and provides the Board and the Committees he serves with insights into consumer-centric marketing, digital technology development, artificial intelligence automation, cybersecurity, entrepreneurship and e-commerce matters. His experience and insight enhance the Board’s assessment of its technology and digital marketing strategy. Mr. Knauss serves as a liaison to the Company’s Technology Committee.

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Kerrie D. MacPherson	Director Since: 2019 Age: 66 Committees: • Audit (Chair) • Executive • Governance • Risk
Kerrie D. MacPherson was formerly a senior partner of Ernst & Young, LLP (“EY”) where she worked with clients across a broad range of industries over the course of her 32 year career. Her work as an auditor and in leadership roles in transaction advisory services in EY’s Toronto, Canada and New York offices, developed extensive experience in the financial services sector. Ms. MacPherson is a Fellow of the Chartered Professional Accountants of Ontario, the highest distinction conferred by the organization, and has also been recognized by Consulting Magazine’s Women in Leaders in Consulting and received its 2015 Excellence in Leadership Award.
Since April 2022, Ms. MacPherson has served as a Director and Audit Committee Chair of Synechron, Inc., a digital transformation consulting firm. In August 2023, she was appointed as a Director of SpartanNash Company (NASDAQ: SPTN), a food solution business engaged in wholesale and retail grocery products. She serves on the Audit and Nominating and Governance Committees.
Ms. MacPherson previously served on the Board of Directors of City Harvest, a non-profit focused on feeding the hungry in New York City. She formerly Co-Chaired City Harvest’s Governance and Audit Committees and served as a member of the Executive Committee. She serves on the Dean’s Advisory Board and Global Advancement Board for the University of Toronto’s Rotman School.
Ms. MacPherson provides the Board and the Committee she serves with considerable accounting, finance, mergers and acquisitions, and regulatory oversight experience acquired through her years of serving as a public accountant and advising public companies. She also provides the Risk Committee expertise in connection with its oversight of the Company’s cybersecurity program and holds the Cyber-Risk Oversight Certification issued by the National Association of Corporate Directors.
Ms. MacPherson has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

John Parente	Director Since: 2010 Age: 58 Committees: • Trust (Chair) • Executive • Governance • Risk
John Parente is the Chief Executive Officer of CP Media, LLC, an owner of broadcast television stations headquartered in Wilkes-Barre, Pennsylvania. Over the course of his business career, Mr. Parente has developed broad expertise by serving in various executive and management positions in a range of business ventures, including companies engaged in manufacturing, real estate, construction, banking, distribution, and media. He serves on the Board of Directors of Sordoni Construction Company, a New Jersey based construction company serving commercial clients in New Jersey and New York. Mr. Parente has developed significant banking experience through his prior involvement as a founding director of a bank located in Pennsylvania.
Mr. Parente provides the Board and the Committees he serves with significant management, business, finance, and risk management expertise and provides insights into the economic opportunities in the Northeast Pennsylvania region, which is a key geographic area for the Company. He formerly served as the Chair of the Company’s Risk Committee and Strategic/Executive Committee and as a past member of its Audit Committee and is thoroughly familiar with the challenges and risks associated with the operations of the Company and its subsidiaries.

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Raymond C. Pecor, III	Director Since: 2017 Age: 56 Committees: • Risk (Chair) • Executive • Governance
Raymond C. Pecor, III is the President of Lake Champlain Transportation Company, based in Burlington, Vermont, a key regional transportation company responsible for the ferry service for the Lake Champlain area. Mr. Pecor is active in the local community and previously served on the board of the Champlain Valley Exposition, a not-for-profit organization serving the Vermont region by promoting agriculture, education, arts and culture, commerce and entertainment activities.
Mr. Pecor has over 15 years of experience in the banking industry having served as a member of Merchants Bank’s Board of Directors from 2009 through May 2017 and a member of Merchants Bancshares, Inc. (“Merchants”) Board of Directors from 2012 through May 2017. Over the course of his tenure on Merchants’ Board of Directors, he served on its Audit, Compensation and Governance Committees, and as the Chair of its Loan Committee. Mr. Pecor has significant entrepreneurial experience developed through participation in various development projects in the Vermont and New England area.
Mr. Pecor provides the Board and the Committees he serves with business and management experience, public company experience developed through his tenure on the boards of public company financial institutions, and brings expertise with respect to commercial lending and project finance, customer service, crisis response, leadership and risk management experience, and an understanding of the Vermont market and its industries, including transportation and telecommunications.

Savneet Singh	Director Since: 2024 Age: 41 Committees: • Risk
Savneet Singh is the Chief Executive Officer and President of PAR and President of ParTech. Mr. Singh joined PAR’s Board of Directors in April 2018 and has served as its Chief Executive Officer and President and the President of ParTech, since March 2019. Mr. Singh previously served as the Interim Chief Executive Officer and President of PAR and Interim President of ParTech from December 2018 until March 2019. Since June 2018, Mr. Singh has been a partner of CoVenture, LLC, a multi-asset manager with funds in venture capital, direct lending, and crypto currency.
In addition to his service on PAR’s Board of Directors, Mr. Singh has previously served on the Boards of a number of public companies including the Boards of CDON AB (NASDAQ Nordic: CDON), Blockchain Power Trust (TSXV: BPWR.UN; TEP.DB), Sharp Spring, Inc. (NASDAQ: SHSP), and Osprey Technology Acquisition Corp. (NYSE: SFTW.U).
Mr. Singh provides the Board and the Committees he serves with expertise in public companies, venture capitalism, entrepreneurship, digital technology, and mergers and acquisition. Mr. Singh serves as a liaison to the Company’s Technology Committee.

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Sally A. Steele	Director Since: 2003 Age: 69 Committee: • Compensation • Risk • Trust
Sally A. Steele is a retired attorney from Tunkhannock, Pennsylvania and has extensive experience in her legal practice with businesses in Northern Pennsylvania and natural gas drilling in the Marcellus Shale region of Pennsylvania and the economic impact of such activities in key markets for the Company.
Ms. Steele is a frequent presenter at BankDirector conferences sharing her expertise with top executives and board members in the financial services industry on topics including board orientation and mergers and acquisitions. Ms. Steele was included in the 2019 WomenInc.’s Most Influential Corporate Directors, a listing of women executives, influencers and achievers contributing leadership to corporate boards on S&P 1000/Mid-Cap publicly held companies.
Ms. Steele previously served as Chair of the Board from January 2017 through December 2021 and its Lead Director from January 2022 through May 2023. She has developed extensive public company oversight experience gained from more than 30 years of service as a director of national banks and banking holding companies. Ms. Steele has also gained significant mergers and acquisition experience through her prior board service and has a thorough understanding of the evaluation of acquisition opportunities and issues related to evaluating potential transactions. Ms. Steele provides the Board and the Committees she serves with significant corporate governance and leadership expertise through her prior experience chairing the Company’s Governance Committee and Executive Committee and having served as a member of Audit, Compensation, Risk, and Trust Committees.

Eric E. Stickels	Chair of the Board Director Since: 2015 Age: 63 Committees: • Risk
Eric E. Stickels was formerly the President of Oneida Financial Corp. (“Oneida Financial”) until 2015 and has over 35 years of experience in the banking industry previously serving in various leadership, operational and financial positions with Oneida Savings Bank and its bank holding company, Oneida Financial. He also served on the Board of Directors of Oneida Financial and Oneida Savings Bank and as a member of their Asset/Liability, Trust Investment, Compliance, Information Technology, Loan, and Marketing Committees.
Mr. Stickels has significant ties to the Mohawk Valley region of Central New York and is actively involved in the community serving on a variety of local organizations, including as the President of the Oneida Community Golf Club, a member of NYSARC, Inc.’s investment committee, and President and Director of the Cortland Funding Facilities for the Handicapped, Inc.
Mr. Stickels is Chair of the Board and provides the Board and the Committees he serves with significant knowledge and experience relating to bank operations, public companies and bank holding companies and their financial reporting obligations and risk management requirements. During the course of his tenure at Oneida Financial, he gained significant financial and risk management experience with direct supervision of the risk management programs at the institution and its financial subsidiaries. Mr. Stickels’ risk management experience has been a great asset to the Board and led to his selection as the Chair of the Stress Testing Subcommittee which existed from 2017 to 2019 as part of the Bank’s preparation for crossing the $10 billion in assets threshold.
Mr. Stickels has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

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Michele P. Sullivan	Director Since: 2024 Age: 62 Committees: • Audit • Risk • Trust
Michele P. Sullivan is a retired partner of Crowe LLP (“Crowe”), joining the firm in 1992 and working there until her retirement on March 31, 2023. Over the last 31 years, she specialized in providing consulting services to the financial services sector and worked with top United States and global banks, as well as mid-market insurance carriers and fintech companies, providing consulting services on risk, compliance, internal audit, technology, strategic acquisitions, merger integration, and governance matters. Ms. Sullivan is a certified public accountant (CPA) and a certified risk management professional (CRMA) and holds the Directorship Certification issued by the National Association of Corporate Directors.
Ms. Sullivan provides the Board and the Committees she serves with considerable accounting, mergers and acquisitions, financial reporting, internal audit, and regulatory oversight experience acquired through her years of serving as a CPA and advising public companies on their financial statements and related SEC filings and governance, risk and compliance matters.
Ms. Sullivan has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

John F. Whipple, Jr.	Director Since: 2010 Age: 69 Committees: • Governance (Chair) • Audit • Executive • Risk
John F. Whipple, Jr. is the Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York. Mr. Whipple is a certified public accountant with over 40 years of experience in advising Western New York businesses and individuals on tax planning, structuring of business transactions, financing transactions and strategic planning for businesses.
Mr. Whipple provides the Board and the Committees he serves with significant management and corporate governance experience, as well as expertise with respect to corporate finance, accounting and the analysis of public company financial statements and related SEC filings.
Mr. Whipple has been determined by the Board to be an "audit committee financial expert" under the rules and regulations of the SEC.

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RETIRING DIRECTOR
Effective as of the date of the Annual Meeting, Ms. Skerritt will retire from the Board. Ms. Skerritt has provided the Board with strong leadership as Lead Director and her service on the Audit, Compensation, and Risk Committees and the Board is grateful for her many contributions.

Susan E. Skerritt	Lead Director Director Since: 2020 Age: 70 Committees: • Audit • Compensation • Risk
Susan E. Skerritt has served as the CEO of West Walk Advisors, LLC since 2018. She has also served as a Senior Advisor with Promontory Financial Group, a wholly owned subsidiary of IBM, providing consulting services to financial institutions on regulatory, governance, and risk management matters from February 2018 to June 2021. She previously served as a Senior Advisor with Boston Consulting Group providing treasury management services to the group’s clients from January 2021 to May 2022.
Over the course of the last 35 years, she has served in various executive leadership positions, including serving as Chairwoman, Chief Executive Officer and President of Deutsche Bank Trust Company Americas, Deutsche Bank’s U.S. commercial banking entity, from 2016 to 2018. Previously at Deutsche Bank, she led the transaction banking businesses in North and South America, and also led the global correspondent banking business. Prior to Deutsche Bank, Ms. Skerritt spent seven years at Bank of New York Mellon Trust Company, N.A. where she served as an Executive Vice President, and executive member of its Board of Directors.
Ms. Skerritt’s corporate board experience includes service as an independent director on the Board of Directors of the RBC U.S. Group Holdings LLC, the intermediate holding company for Royal Bank of Canada’s U.S. operations, where she served as the Chair of its Human Resources and Corporate Governance Committee, as well as a member of its Audit and Risk Committees.
Ms. Skerritt is the Board’s Lead Director and provides the Board and the Committees she serves with considerable finance, risk management, governance, financial services, mergers and acquisitions, and regulatory oversight experience acquired through her years of senior leadership positions as an executive at prominent financial institutions. Ms. Skerritt also has experience in cybersecurity matters and holds the Cyber-Risk Oversight Certification issued by the National Association of Corporate Directors.
Since 2018, Ms. Skerritt has served as a Director and member of the Audit Committee of Tanger, Inc. (NYSE: SKT) and, since 2022, has served as Chair of its Audit Committee. Since July 2021, she has served as a Director of IG Group Holdings plc (IGG:L) (“IG Group”) and is currently a member of its Risk and Audit Committees. She has also served as the Chair of IG North America, a subsidiary of IG Group, since July 2024. Mr. Skerritt served as a Director of VEREIT, Inc. (NYSE: VER) from February 2021 through November 2021, and as a Director of the Falcon Group from February 2020 through February 2025, where she served as Chair of its Audit and Risk Committee. She has also served on the Board of Trustees of Hamilton College since 1994, and was elected as a Trustee of the Village of Saltaire in June 2022. Ms. Skerritt previously served as a Director of The Brooklyn Hospital Center from 2013 to 2022.
Ms. Skerritt has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

COMPENSATION OF DIRECTORS
The Board has a retainer-based compensation structure based on the recommendation of the Compensation Committee with input from its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). In June of 2024, the Compensation Committee reviewed the Board’s compensation, including a compensation analysis prepared by Meridian based upon an updated Peer Group (see page 45 for information regarding the updated Peer Group). Upon a review of the level and mix of compensation paid to other Boards within the Peer Group, the Compensation Committee determined that an increase in the annual cash retainer and equity grant was appropriate in order to align director compensation with the market, to continue to retain and attract talented Directors

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and to maintain alignment between director compensation and long-term interests of Shareholders. As a result, effective as of July 1, 2024, the Committee approved (i) an increase in the base annual retainer paid to the Chair and the Directors by $5,000 per year and (ii) an increase in the annual equity grant by $7,615 starting with the annual grant in March 2025. The Compensation Committee did not make any changes to the retainers for Committee service.
The following table sets forth the annual retainer fee structure paid to the Directors as of July 1, 2024 for their service on the Board and the various committees on which they serve:

Position	Board	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust Committee	Executive Committee
Chair	$120,000	$22,500	$15,000	$15,000	$15,000	$10,000	$10,000
Member	$65,000	$10,000	$7,000	$7,000	None	$5,000	$5,000

In addition to the retainers set forth above, the Company also pays an annual retainer of $5,000 to the Board’s representatives on the Company’s Technology Committee. During 2024, Messrs. Knauss and Singh served at the representatives on the Technology Committee, with Mr. Singh’s retainer fee prorated for his partial year of service as a Director. The Company pays the travel expenses incurred by each Director in attending meetings of the Board. Any executive officer serving on the Board does not receive compensation for attending Board and committee meetings.
Consistent with aligning director compensation with the long-term interests of Shareholders, the Directors also receive a portion of their total compensation in the form of equity grants under the Community Financial System, Inc. 2022 Long-Term Incentive Plan, as amended (the “2022 Plan”). In March 2024, the Directors received the equity component of their compensation in the form of deferred stock units. The Board believes that providing part of the Directors’ compensation in the form of an annual equity award is consistent with the Company’s overall compensation philosophy of aligning the interests of individual directors with the long-term interests of the Company’s Shareholders, and assist the Company to attract highly qualified individuals to serve on the Board.
The equity award grants reflected in the Director Compensation Table below were made under the 2022 Plan which allows for the issuance of deferred stock unit grants in an amount determined by the Compensation Committee. Directors are required to defer receipt of the units for at least one year, and may defer receipt of the units to a future date of up to ten years following the grant date. The value of the deferred stock units track the market value of the Company stock and are ultimately paid out in shares of the Company stock on the deferred payment date, which is at least one year after the issuance of the equity grant. The Director equity grants are designed to provide a reasonable component of total Director compensation that aligns Director compensation with the long-term interests of the Shareholders. The Directors are subject to the Stock Ownership Guidelines set forth on page 33 and Directors who have not satisfied his or her obligations under the Stock Ownership Guidelines are subject to restrictions on the disposition of the annual equity grants.
The following table summarizes the annual compensation paid to each non-employee Director for his or her service to the Board and its committees in 2024. The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

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DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Deferred Stock Awards ($)(2)	Total ($)
Brian R. Ace (retired)	$27,000	$61,800	$88,800
Mark J. Bolus	$87,500	$61,800	$149,300
Neil E. Fesette	$87,500	$61,800	$149,300
Jeffery J. Knauss	$82,625	$61,800	$144,425
Kerrie D. MacPherson	$94,375	$61,800	$156,175
John Parente	$84,500	$61,800	$146,300
Raymond C. Pecor, III	$87,625	$61,800	$149,425
Savneet Singh	$17,500	$0	$17,500
Susan E. Skerritt	$79,500	$61,800	$141,300
Sally A. Steele	$73,875	$61,800	$135,675
Eric E. Stickels	$117,500	$61,800	$179,300
Michele P. Sullivan	$70,625	$61,800	$132,425
Mark E. Tryniski (retired)(3)	$60,000	$61,800	$121,800
John F. Whipple, Jr.	$90,625	$61,800	$152,425

(1)	Dimitar A. Karaivanov, the President and CEO, did not receive any compensation for his service as a director in 2024. Mr. Karaivanov’s compensation is set forth in the Summary Compensation Table.
(2)
The amounts in this column reflect the grant date fair value of deferred stock units computed in accordance with ASC Topic 718 for equity awards granted in 2024 pursuant to the 2022 Plan. The deferred stock unit award was made and vested on March 19, 2024. As of December 31, 2024, each Director had the following number of deferred stock units outstanding: Mr. Ace 9,265; Mr. Bolus 3,358; Mr. Fesette 3,993; Mr. Knauss 1,419; Ms. MacPherson 4,951; Mr. Parente 1,419; Mr. Pecor 5,705; Ms. Skerritt 3,993; Ms. Steele 1,419; Mr. Stickels 3,339; Ms. Sullivan 1,419, Mr. Tryniski 1,419, Mr. Whipple 3,993.

(3)
The fees reflected for Mr. Tryniski also include consulting fees earned in 2024. Following Mr. Tryniski’s retirement as a Director on May 15, 2024, he continued to serve as a consultant to the Company until December 31, 2024 in order to ensure a successful transition. Under the terms of the consulting arrangement, Mr. Tryniski received consulting payments in the amount of $5,000 per month, totaling $37,500 for the period between May 15, 2024 and December 31, 2024.

Directors may elect to defer all or a portion of their cash director fees pursuant to the Company’s Deferred Compensation Plan for Directors. Directors who elect to participate in the plan designate the percentage of their director fees which they wish to defer (the “deferred fees”) and the date to which they wish to defer payment of benefits under the plan (the “distribution date”). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of the Company’s common stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director’s account either in a lump sum or in annual installments over a three, five, or ten year period. The effect of the plan is to permit directors to invest deferred director fees in Company stock, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of the Shareholders. No earnings are deemed above-market or preferential on compensation deferred under the Deferred Compensation Plan for the Directors. Directors currently participating in the plan hold at risk share equivalent units (based on cash fees directors have deferred under the plan), which are subject to market price fluctuations in the Company’s stock in the following amounts as of December 31, 2024: Mr. Fesette 8,228 units; Mr. Pecor 18,139(1) units; Ms. Steele 3,406 units; Ms. Sullivan 1,362 units; and Mr. Whipple 6,849.
(1)	Included in the units for Mr. Pecor are 9,688 share units that are a result of deferred directors fees from Merchants which were converted to Company stock at the time of the merger.

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Corporate Responsibility
The Company recognizes the importance of corporate responsibility and continues to refine our corporate responsibility strategy, including environmental, social and human capital, and governance initiatives, in alignment with our businesses. We understand that a thoughtful, coordinated approach to our corporate responsibility obligations will support a healthier, more sustainable future for our stakeholders including our investors, employees, customers and communities we serve. We expect to build upon our core values as a community financial institution and our core mission of serving the financial needs of our communities. We expect our corporate responsibility strategy will align with the nature and scale of our business in respecting the environment and the evolution of corporate responsibility principles in our industry.
Since 2023, the Company’s Corporate Responsibility Committee, comprised of key members of the Company’s and Bank’s management team has spearheaded the Company’s corporate responsibility efforts, including formulating ways to advance the Company’s corporate responsibility goals across the enterprise. Some of our specific efforts and commitments regarding our environment, our people and our community for 2024 and 2025 are summarized below. See the section entitled Corporate Governance on page 27 for information on our governance principles.

Our Environment	Our People	Our Community

• Invested $10,000,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families.
	• In 2024, the CEO launched employee townhall meetings to enhance communication and transparency into the Company’s strategy and priorities.	• In 2024, the Bank was awarded the Community Commitment Award by the American Bankers Association Foundation in recognition of the Bank’s extraordinary efforts in volunteerism.
• Responsible waste management and recycling practices including recycling of over 22,500 pounds of electronic equipment.
• The Culture and Diversity Council continued to engage across the Company to foster a culture of diversity and inclusion. Ms. MacPherson is the Board’s liaison to the Council and her role demonstrates the Board’s commitment to the oversight of human capital management.

• We contributed over $3.9 million to 2,200 charities and our employees volunteered over 17,800 hours to approximately 900 organizations in our footprint during 2024. In 2024, the Company announced the Volunteer Time Off Program that allows for eligible employees to take up to 16 hours of paid time off to volunteer their time.

• Incorporated energy efficiencies into the renovation of the Company’s new DeWitt, New York headquarters and the new de novo branches that opened in 2024 and are scheduled for 2025.
• Developed future leaders through the Company’s leadership programs to strengthen our succession and leadership capabilities, as well as reinforce our commitment to promote from within. Over 138 leaders participated in these programs in 2024.
• In 2024, the Company pledged $150,000 to the CenterState CEO’s Tech Garden, the premier technology incubator in the Central New York region, with the mission to support local start-up businesses.
• Provided $21 million in commercial credit facilities that financed projects incorporating elements of solar or energy efficient technology in 2024.
• Continued to leverage the Company-wide employee engagement survey and program called “MyVoice.” Employee engagement is an important part of our human capital focus and this program helps facilitate our progress.

• Since 2023, the Bank has hired five Community Lending Specialists in the Albany, Buffalo, Rochester, Syracuse, and Utica markets. The Bank has also provided a special purpose credit product in Buffalo, Rochester, and Syracuse New York to allow minority and low-to-moderate income areas to obtain residential mortgages on favorable terms. These efforts and programs have resulted in $145.6 million of mortgage loans to low-to-moderate income households in 2024. In 2025, the Bank will also offer similar programs in other communities.

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COMMITMENT TO OUR PEOPLE- HUMAN CAPITAL INITIATIVES
We recognize that our people are essential to our success and are committed to supporting the development and well-being of each individual in a collaborative and inclusive environment.
Commitment to Our Core Values. The Company continues to commit to our set of core values to guide our employees and exemplify our commitment to each other, our customers, our Shareholders, and the communities we serve:

Core values by which we act:
Integrity	We do the right thing.
Excellence	We always bring our best.
Teamwork	We work together.
Humility	We respect everyone.

These core values represent the Company’s focus on people – our customers, our communities, our Shareholders and each other and serve as the foundation that supports and drives the corporate responsibility initiatives below.
Commitment to Culture and Diversity. The Company is committed to fostering a diverse and inclusive environment. In 2024, we implemented the Culture and Diversity Pillars set forth below to support our commitment to knowing, respecting and leveraging each person’s unique ethnic and cultural background. Using these strategic pillars as a foundational guide, we embrace and respect differences among our employees, customers and directors including age, race ethnicity, disability, gender identity, national origin, gender, religion, sexual orientation, and veteran status.

Culture and Diversity Strategic Pillars
Strategic Pillar	2024 Strategic Initiatives that Advanced the Pillar

Culture

The Company strives to establish a culture that prioritizes employees’ well-being and fosters inclusivity, and growth, where employees feel safe to share ideas, receive support, and take risks without fear of judgment or retaliation.

In 2024, our Culture and Diversity Council members continued to meet regularly and conduct outreach across our businesses and employees to foster a culture of diversity and inclusiveness.

Recruitment

The Company strives to embed inclusion and diversity into hiring practices in order to build a positive reputation internally and externally by increasing shared responsibility and accountability into recruitment and selection processes.

In 2024, the Company continued to engage in partnership opportunities focused on ensuring a larger pool of diverse candidates for open roles. The Company provided resources in support of employment opportunities for Military and Veteran Military Families. The Company also continued its partnership with OutSolve and Circa, two of our resources that help identify a more diverse slate of candidates for employment. The Company identifies and participates in recruitment events focused on diversity, including those events for individuals with disabilities, veterans and other diverse candidates. These efforts allow us to select and hire the very best and qualified candidate from a broader pool of talent.

Learning (Education/Awareness) The Company strives to generate opportunities to learn about culture and diversity in order to elevate our individual and collective awareness.
Ongoing communication and education that highlights cultural and historical achievements as a way of building knowledge and awareness of the vast diversity of experience and background that our workforce has and that contributes to our overall success.

In 2025, the Company will implement a new training program to support managers in making better and more inclusive hiring decisions.

Policy & Practices The Company strives to adopt best practices and policies to develop creative inclusive experiences.
The Company’s commitment to an inclusive workplace is set forth in our written practices, operational policies, recruitment and hiring processes, compensation and benefit offerings, and employee development opportunities. Through these formal documents, we have established a tangible foundation that creates an inclusive environment where our employees are celebrated for their differences and, as a result, feel encouraged to give their all to their work. In 2024, the Company adopted the Volunteer Time Off Program that allows for eligible employees to take up to 16 hours of paid time off to volunteer their time.

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Culture and Diversity Strategic Pillars
Strategic Pillar	2024 Strategic Initiatives that Advanced the Pillar
Communication: The Company strives to increase employee engagement, through clear messaging, that promotes a healthy workplace culture.
In 2024, the Company’s CEO instituted a company-wide employee townhall to enhance communication and transparency relative to the Company’s strategy and priorities. The townhall included a question and answer session where the CEO answered questions on a variety of topics, include future growth, business development, and employee engagement. The Company plans to offer these townhalls twice a year with a focus on various topics and an open question and answer session meant to encourage engagement with the Company’s employees.

Alignment of Management Incentive Objectives with Goals. The Compensation Committee is responsible for the oversight of the Company’s human capital management, including regular review of culture and diversity initiatives, succession planning, and talent development programs. In order to demonstrate the Board’s commitment to corporate responsibility, human capital initiatives continue to be a goal set forth in the Company’s 2024 and 2025 Management Incentive Plans.
Commitment to Employee Engagement – MyVoice Survey. The Company is committed to creating a top tier workplace filled with highly satisfied and engaged employees. The Company believes that open and honest communication among employees, managers and executive leadership fosters an open and collaborative work environment where everyone can participate, develop, and thrive. The Company continues to frequently engage with its employees, through periodic surveys, to maintain open communication channels. In January 2024, the survey results were reviewed with business unit leaders, managers, and employees. As a follow-up to this company-wide survey, in August 2024, the Company launched a short 3-question “pulse” survey (Accountability Index), to evaluate the progress of the on-going action plans and continue to drive progress. As leaders across the organization remain engaged, the MyVoice initiative contributes to achieving higher performance, engagement, and commitment to improve outcomes and productivity.
In 2025, the Company will continue its commitment to strengthen employee engagement with the MyVoice initiative launching another company-wide survey in April. The Company will encourage the network of Engagement Champions appointed from all of our business areas to provide the necessary support to our leaders and managers to ensure that the MyVoice efforts reap the intended benefits.
Commitment to Fair Pay. The Company’s compensation philosophy includes elements that reinforce our core values, reward our employees for their achievement and maximize continued performance with long term retention. We employ various benchmarking measures to ensure our employees are paid fairly based on their job and performance. In 2024, we conducted targeted workforce planning sessions across all of our business areas to ensure market competitive pay for our employees and to support our commitment to the professional development of our employees. In further commitment to pay transparency and fair pay, the Company includes the minimum and maximum annual salary or hourly pay range when advertising a job, promotion, or transfer opportunity in all internal and external job postings regardless of the state or location of the position.
Commitment to Talent Management and Employee Development. The Company offers a wide range of learning and development programs, both internally and externally, that support the Company’s talent development initiatives, and foster a growth-oriented work environment. The Company continues to partner with various educational institutions to offer reduced tuition for academic programs and certifications in order to enable our employees to pursue these opportunities to expand their skills and provides a tuition reimbursement program for employees who wish to further their education with college courses.
In 2024, the Company continued its performance management review process to provide enhanced tools and encourage ongoing and more frequent feedback. These dialogues are intended to achieve higher performance, engagement and commitment to improve outcomes and productivity.
Leadership and Professional Development Opportunities. The Company offers leadership and professional development opportunities to develop its employees and strengthen its leadership pipeline, improving employee engagement, workforce effectiveness, and organizational leadership. Various growth focused learning programs include: 1:1 coaching sessions to leverage individual strengths and address behavioral competencies; career path roadmaps aligned with career goals/progression; and a cloud-based E-Learning platform to increase efficiency and effectiveness. In 2024, 138 leaders participated in 14 professional and leadership development workshops.
Commitment to Employee Health & Wellbeing. The Company is committed to supporting its employees’ health and wellbeing by providing a variety of health and welfare benefits as well as a holistic wellbeing program that offers tools and resources related to physical, emotional, social and financial wellbeing. In addition, there are financial incentives for participating in the wellbeing program. In 2024, through this program, the Company provided $783,850 in discounts on employee medical plan premiums.

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In 2024, for the first time, the Company was recognized by the American Heart Association for its commitment to promoting and sustaining a healthy work culture that empowers all employees to reach their full potential and received the Silver Award for the AHA’s 2024 Well-being Works Better Scorecard.
COMMITMENT TO OUR COMMUNITY AND THE ENVIRONMENT
We continue to refine our corporate responsibility strategy and look for opportunities to integrate sustainability and corporate responsibility into our business practices with the intent to deliver community focused products and services while creating long-term sustainable value for all of our stakeholders. Set forth below are some of the environmental and community initiatives we focused on in 2024 and early 2025:
Corporate Responsibility Committee. In 2024, the Corporate Responsibility Committee identified and executed on select corporate responsibility initiatives, including but not limited to, exploring ways to include energy efficient technology into new building projects, and encouraging the development of back office projects designed to reduce the use of paper and other resources.
Commitment to Helping Others. In 2024, the Company’s Director of Community and Corporate Relations collaborated with the Company’s senior management to develop charitable giving priorities for the Company and its subsidiaries with the goal of maximizing the Company’s impact on the communities where our customers and employees live. The Company’s charitable giving is focused on supporting the following initiatives: basic needs (such as food security, shelter, and heat); health organizations; education (with a focus on financial literacy, mentoring, building future skills with youth, and workforce/community development; environment, sustainability and conservation; community pride and culture; and emergency response and disaster preparedness.
We remain committed to strengthening the communities we serve through encouraging employee volunteerism and corporate engagement with a focus on serving those who are underserved in the local communities where we do business. We do this through financial support, in-kind donations, community engagement, and volunteer service. In 2024, the Company announced the Volunteer Time Off Program that allows for eligible employees to take up to 16 hours of paid time off to volunteer their time. Our employees gave generously of their time and expertise by donating over 17,800 volunteer hours during 2024. They actively participated in over 900 causes and organizations, with employees serving on the boards and committees of over 275 community charities and organizations and supporting these organization in other ways. In recognition for its commitment to volunteerism, the Bank was awarded the Community Commitment Award by the American Bankers Association Foundation, which recognizes banks across the nation for extraordinary acts of service to support the people in their communities and grow their local economies.
In addition to encouraging our employees to donate their time and talents, the Company made over $3.9 million in donations, grants and sponsorships in the communities where the Company operates during 2024. For 2025, the Company also initiated a matching gift program to support charitable causes supported by our employees within their communities.
The Bank also offers programs that supports its customers and neighbors. For example, in response to various natural disasters that impact our communities, the Bank from time to time offers disaster relief programs to assist customers with repairing property, cleaning up, and getting back on their feet. In 2024, when flooding disasters impacted communities in Vermont and New York, the Company provided recovery assistance in several important forms to businesses and people within those communities.
Commitment to Community-Focused Mortgage Banking. For more than 150 years, the Bank has focused on serving the financial needs of its customers. The Bank offers several lending programs sponsored by local, state, and federal agencies designed to encourage first time home ownership, affordable home mortgages for those in lower and moderate-income groups, and mortgages for those living in rural areas that would not be eligible for traditional mortgage products. The Bank ensures its mortgage marketing efforts extend to those who live in economically disadvantaged areas within its geographic communities. In addition, the Bank offers mortgages with up to 90% loan-to-value ratios without the requirement of mortgage insurance (typically required in loan-to-value ratios over 80%), and a “No Closing Cost” mortgage product that facilitates the ability of borrowers to attain home ownership with a product that provides for the Bank to absorb mortgage related closing costs, such as filing fees, bank legal fees, appraisal, application, and underwriting/processing fees, provided that the borrower does not prepay the mortgage within three years of the closing. The Bank also provides community development lending products such as Veteran Administration mortgages to create a broader pool of borrowers and help make home ownership possible for borrowers who may not qualify for traditional mortgages.

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Commitment to Underrepresented Communities and Low and Moderate Income Households. Since 2023, the Bank has hired five Community Lending Specialists in the Albany, Buffalo, Rochester, Syracuse, and Utica markets. These Specialists are responsible for ensuring the Bank meets the residential real estate and business banking credit needs in their communities, specifically in underserved low-and moderate-income households and majority minority geographies.
During 2024, the Bank made $145.6 million of mortgage loans to low-and moderate-income households in order to enable sustainable homeownership which is a major vehicle for building wealth and economic opportunity. In addition, the Bank offered a special purpose credit product to underrepresented communities, including borrowers in minority and low-to-moderate income areas in Buffalo, Rochester, and Syracuse, New York that assisted 173 customers in 2024 to obtain residential mortgages on favorable terms and will again offer the program in 2025 and implement similar programs in other communities. In addition, the Bank opened a new branch in downtown Syracuse in 2024 and downtown Buffalo in 2025.
Financial Literacy Programs. The Bank’s staff provides financial literacy programs within its footprint to adults and children in both classrooms and with non-profit organizations that focus on low-to-moderate income communities on topics ranging from making spending decisions to budgeting and the importance of savings with the goal of promoting financial literacy and access to financial services and products. In 2024, the Bank increased its efforts to provide financial literacy to first time homebuyers in Buffalo, Rochester, and Syracuse.
Commitment to Supporting Local Businesses and Communities. The Bank’s commercial lending professionals are dedicated to servicing business owners in underserved markets within the Bank’s footprint with the goal of providing access to financial services and products. The Bank continues to focus on the expansion of its Business Banking group to offer credit support up to $2,000,000 as well as a greater portfolio of small business banking services. Because small businesses are engines for our local economies by keeping money close to home and supporting neighborhoods and communities, the Bank also works with government agencies to offer lending programs to small businesses and agricultural loan products. The Bank has financed community development projects that help enrich and revitalize the communities where it operates, including financing for health care facilities, solar energy companies, farming operations, addiction counseling services, places of worship, ambulance companies, and community theaters. The goal of all of these efforts is to provide support and opportunities to cultivate robust communities for the Company’s customers, employees, and stakeholders. In addition, the Bank is a member of the Upstate Minority Economic Alliance in order to cultivate the Bank’s relationship with minority owned small businesses and provide better access to financial services and products for such businesses.
In 2024, the Company completed its pledge of $250,000 to the Growth + Equity Fund (“G+E Fund”) at the CenterState CEO Foundation. The G+E Fund supports entrepreneurs of color, women, veterans, new Americans and those with low to moderate incomes, providing them access to flexible capital with borrower-friendly terms to facilitate the growth of their businesses and has started to make loans to this underrepresented community. In 2024, the Company made a new pledge of $150,000 to the CenterState CEO’s Tech Garden, the premier technology incubator in the Central New York region, with the mission to convene and support local start-up businesses.
Protecting our Customers’ Data. We are committed to providing a high level of customer care including measures to safeguard our customers’ data. The Company has developed a cybersecurity program and framework which is administered by a team of experienced professionals, including the Company’s Chief Risk Officer and Chief Information Security Officer (“CISO”), and supported by external technology and consulting services. The Company’s Risk Committee is responsible for the oversight of the cybersecurity program. Directors Ms. MacPherson and Ms. Skerritt have cybersecurity oversight experience and have received the Cybersecurity Oversight Certification issued by the National Association of Corporate Directors. In an effort to remain vigilant against cybersecurity attacks, the Company further provides annual and ongoing training to all of its employees so that they have an understanding and appreciation of the cybersecurity environment and risks and the Company’s policies to combat such risks. Such training includes annual mandatory training sessions on cybersecurity for all employees, periodic informational notices regarding emerging threats, and periodic testing to ensure employees are reporting suspicious activities and are diligent in their efforts to avoid phishing attacks and cybersecurity breaches. The CISO also conducts and participates in annual table top exercises with management and on occasion, with representatives from the Board, in order to be prepared in the event of a material cybersecurity event.
Improved Digital Banking. The Bank continues to devote significant resources to expand our digital banking services to include powerful, flexible and easy to use technology. Our customers are seeking efficient and convenient solutions to manage their finances and digital banking has emerged as a transformative force, offering a wide range of benefits to busy consumer and commercial customers.
Ethical Business Practices and Balancing Business Risk. Our Code of Business Conduct and Ethics makes clear our expectations for the conduct of our Directors, officers and employees. Among other things, our Code reinforces the

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Company’s commitment to comply with anti-corruption and anti-bribery laws, and as of March 22, 2025, the Company has not been fined in connection with any violation of any anti-corruption or anti-bribery law. We ensure compliance with the Code through training and monitoring so that we can maintain our track record of business success based upon the highest level of ethics and professionalism. Our banking employees are required to complete online training and testing to verify their understanding of certain legal requirements, including training on unfair, deceptive or abusive acts and practices, fair lending, and anti-money laundering.
Our risk management team, with Board oversight, carefully monitors Enterprise Risk Management. The risk management process includes active engagement among different areas of the Company. This combined with oversight by various Board Committees ensures that risk management is supported by appropriate information gathering and monitoring.
Investment in Solar Tax Equity Fund. We invested $10,000,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families.
Other Environmental Initiatives. The Company supports environmental and sustainability objectives by encouraging recycling and responsible waste management practices throughout the organization. We continue to evaluate opportunities to reduce energy consumption in areas such as facilities, equipment, and operations by moving to more efficient information technology equipment, HVAC systems, lighting and use of technology solutions to reduce our energy usage. The Company is focusing on the use of improved lighting in the build out of its new DeWitt, New York headquarters and the new branch locations that opened during 2024 and will open in 2025. We recycle all of our electronics through appropriate channels to ensure that harmful substances do not pollute the environment, and in 2024, we recycled an estimated 22,500 pounds of electronic equipment. We continue to migrate our data to additional secure, cloud based solutions which minimize the energy use at our data and disaster recovery centers.
The Company has an ongoing initiative to eliminate paper from its work streams and move to completely digital documentation in its business activities where possible. The Bank provides and encourages the use of digital banking and e-statements to its customers, has expanded the use of online platforms for account opening, lending products, communications, remote deposit capture, and various statements and notices. We expanded the digital workflows and robotic process automation technologies in our internal operating and administrative systems in order to gain greater efficiencies and continue to look for ways to minimize the use of natural resources in our back office processes.

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CORPORATE GOVERNANCE
We are committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following section provides an overview of the Company’s corporate governance structure, including key governance documents that guide the Board and management in the performance of their duties which are regularly reviewed by the Board.
BEST PRACTICES
The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of risk, compliance, and performance. The Governance Committee is responsible for the review and oversight of the Company’s corporate governance practices and is responsible for updating the Board on best corporate governance practices.

Independent Oversight	Long-Term Alignment with Shareholders	Strong Commitment to Excellence on the Board

Strong and engaged independent Chair of the Board. Separation of the Chair of the Board and CEO roles allows the CEO to focus on leadership and management of the Company while utilizing the independent Chair’s experience and perspective.
	Annual election of Directors with focus on assessment of skills and experience, refreshment and succession planning.	Addition of several new independent Directors over the last six years to enhance the Board’s composition, expertise and skill sets.
All current Directors on the Board are independent Directors with the exception of Mr. Karaivanov.	Robust stock ownership guidelines for Directors and named executives.	Annual Board and key Committee evaluations focused on improving Board and Committee performance. In 2024, the Board engaged an independent consultant to conduct the Board’s annual evaluation.
Key committees (Governance, Compensation, and Audit) are fully independent.	Majority voting standard for uncontested elections of Directors provides for heightened accountability to the Company’s Shareholders.	Annual evaluation of CEO and senior management and review of succession plans.
Regular executive sessions of independent Directors. Appointment of Lead Director. Policy of regular rotation of leadership positions on Board.	Open discussions and communications with Shareholders to engage on topics.
The Company’s policies prohibit manipulating the timing of material non-public information to benefit equity grant recipients, short sales, transactions in derivatives, and hedging of Company stock by Directors, executive officers and employees, and prohibits pledging of Company stock without prior written consent from the Company.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics. The Board is composed of independent Directors, other than the current CEO, with diverse backgrounds who bring a wealth of knowledge and business experience to the Company. The Company has significantly advanced the Board’s experience, skills, and composition over the last several years. In connection with succession planning, we will continue to consider a diverse pool of candidates in our Director nomination process to further enhance the skills and experience of the Board.
From the top down, the Company is committed to fostering an effective risk management environment to serve the interests of the Company, its customers, and its Shareholders. The Board has adopted the Code of Business Conduct and Ethics to make clear its expectation for the conduct of our Directors, officers and employees. The Company ensures compliance with this Code through training and monitoring so that the Company can maintain its track record of business success based upon the highest level of ethics and professionalism.
MAJORITY VOTING STANDARD POLICY
The Board has adopted a majority voting standard policy to provide Shareholders with more effective input in the direction of the Company. Under the policy, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board that it either accept or reject such resignation based on relevant considerations. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will

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publicly disclose its decision and the rationale behind its decision within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director may continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR INDEPENDENCE
The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require the Board to be comprised of at least a majority of independent Directors. The Board has determined that 11 of the 12 Directors nominated to serve on the Board are independent under the NYSE standards and the Company’s Corporate Governance Guidelines.
For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board uses standards which conform to, or are more exacting than, the NYSE independence requirements. Under these standards, absent other material relationships, transactions or interests, a Director will be deemed to be independent unless, within the preceding three years: (i) the Director was employed by the Company or received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation payments for prior service, (ii) the Director was a partner of or employed by the Company’s independent auditor, (iii) the Director is part of an interlocking directorate in which an executive officer of the Company serves on the Compensation Committee of another company that employs the Director, (iv) the Director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year, exceeds the greater of one million dollars or 2% of the other company’s consolidated gross revenues, or (v) the Director had an immediate family member in any of the categories in (i) – (iv). In determining whether a Director is independent, the Board reviews the stated standards but also considers whether a Director has any direct or indirect material relationships, transactions or interests with the Company that might be viewed as interfering with the exercise of his or her independent judgment.
Based on these independence standards, the Board determined that the following individuals who served as Directors during all or part of the last fiscal year were independent Directors during such year and continue to be deemed independent by the Board: Brian R. Ace (retired), Mark J. Bolus, Neil E. Fesette, Jeffery J. Knauss, Kerrie D. MacPherson, John Parente, Raymond C. Pecor, III, Savneet Singh, Susan E. Skerritt, Sally A. Steele, Eric E. Stickels, Michele P. Sullivan, and John F. Whipple, Jr.
RELATED PERSONS TRANSACTIONS
Various Directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and corporations, trusts, and other entities with which these individuals are associated) may have loans with the Bank including business and consumer loans which are offered in the ordinary course of business by the Bank. All such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its Directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.
The Company also has a Related Party Transaction Policy, administered by the Audit Committee, which provides procedures for the review and approval of related party transactions involving the Company’s Directors, executive officers, Director Nominees, and other related persons. In deciding whether to approve such related party transactions, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms comparable to those generally available to nonaffiliated parties and is consistent with the best interests of the Company. For purposes of this policy, a “related party transaction” is a transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or one of its subsidiaries is involved, (ii) the amount involved exceeds $120,000 in any calendar year, and (iii) a related party has a direct or indirect material interest. Related persons include executive officers, Directors, Director Nominees, beneficial owners of more than 5% of the Company’s stock, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons has a direct or indirect material interest. The Audit Committee reviews and approves all related person transactions after its determination that such transactions are performed at market terms and consistent with the best interests of the Company.

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The following related person transaction was reviewed and approved by the Audit Committee:
Ryan Schmid, the son-in-law of former Director Mr. Tryniski, was hired by the Bank as Senior Technical Accountant in June 2021 and currently serves as the Financial Reporting and Technical Accounting Manager. His continued employment was reviewed and approved by the Audit Committee pursuant to the Company’s Related Party Transaction Policy. In 2024, Ryan Schmid received total compensation of $146,863, consisting of base salary, MIP bonus, and annual equity award. This annual compensation is consistent with compensation practices applicable to Bank employees holding similar positions with comparable qualifications, responsibilities and performance. He is also eligible to participate in applicable benefit plans, policies and arrangements that are provided to Bank employees generally.
BOARD LEADERSHIP STRUCTURE
The Company’s long-standing practice is to have a separation of the position of Board Chair and the CEO. In addition, the Company maintains a Lead Director structure to provide an additional source of independent leadership for the Board in the event the Chair of the Board is not deemed to be independent for some reason. In the event the Chair is deemed not to be an independent Director at any time, the Lead Director will preside at meetings and executive sessions of the Board.
The duties of the Lead Director include, but are not limited to, the following: (i) presiding at all meetings of the Board and at executive sessions of the Board at which the Chair is not present, (ii) serving as a liaison between the Chair and the independent Directors, (iii) authority to call meetings of the independent Directors, and (iv) serving as an independent point of contact for Shareholders wishing to communicate with the Board.
Both the Board Chair and Committee Chairs are subject to four year term rotation guidelines, unless waived by the Board, providing for continuous development of strong leadership qualities on the Board. In addition, the Company encourages Committee Chairs and Directors to participate in continuing board education opportunities and includes educational topics as a component of Board meetings over the course of each year.
EXECUTIVE SESSIONS
Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors meet in executive sessions at the end of Board and Committee meetings as appropriate on a regular basis, without the Company’s management and non-independent Directors present, to facilitate full discussion of important matters.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
The Board conducts an annual self-evaluation that is intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide Directors with an opportunity to reflect upon and improve processes and effectiveness. Traditionally, the Chair of the Governance Committee leads the evaluation process which includes a solicitation of Director comments on an anonymous basis and compilation of written evaluative comments to identify issues and areas of focus in a robust discussion of the Board’s performance. In 2024, in consideration of Board succession planning and maintaining sound governance, the Governance Committee engaged a third-party board consultant to conduct the annual Board self-evaluation. This third-party expert interviewed each Director to obtain his or her assessment of the effectiveness of the Board, including Director performance and Board culture, and also evaluated the existing skills and experience of the Board. The individual assessments were then summarized and presented to the Board at its annual strategic planning meeting for discussion. The results of the evaluation confirmed that the Board is delivering effective oversight and governance of critically important business areas and provided guidance and direction on what additional practices, skills and experience would add to the overall effectiveness of the Board in light of its current strategy.
The Audit, Compensation, and Governance Committees conduct their own annual self-evaluation and report the results to the Board. Such committee’s evaluation includes an assessment of the committee’s compliance with its charter and the Company’s policies and procedures, as well as ways to improve committee processes and effectiveness.
NUMBER OF BOARD MEETINGS AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS
The business of the Board is conducted at regular and special meetings of the Board and its Committees. The Board held nine regular meetings during the fiscal year ended December 31, 2024. During this period, each Director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.

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The Company encourages all Directors to attend each Annual Meeting of Shareholders. All of the Directors attended, either remotely or in person, the Company’s Annual Meeting of Shareholders held on May 15, 2024.
KEY CORPORATE GOVERNANCE DOCUMENTS
Visit the Company’s Investor Relations website at https://communityfinancialsystem.com/governance/
governance-documents/default.aspx to view the following documents:
•	Audit Committee Charter
•	Code of Business Conduct and Ethics
•	Code of Ethics for Senior Executive Officers
•	Compensation Committee Charter
•	Corporate Governance Guidelines
•	Governance Committee Charter
•	Whistleblower Policy
These documents are available free of charge on the Company’s website or by writing the Company at Community Financial System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Board Secretary/Investor Relations to any Shareholder or interested party who requests a copy.
CURRENT COMMITTEE COMPOSITION
Among its standing committees, the Company has an Audit Committee, Compensation Committee, Governance Committee, Risk Committee, Executive Committee, and Trust Committee.

Name	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust	Executive Committee
Mark J. Bolus		Chair		Member	Member	Member
Neil E. Fesette	Member	Member		Member		Chair
Dimitar A. Karaivanov				Member		
Jeffery J. Knauss		Member	Member	Member		
Kerrie D. MacPherson	Chair		Member	Member		Member
John Parente			Member	Member	Chair	Member
Raymond C. Pecor, III			Member	Chair		Member
Savneet Singh				Member		
Susan E. Skerritt	Member	Member		Member		
Sally A. Steele		Member		Member	Member	
Eric E. Stickels*				Member		
Michele P. Sullivan	Member			Member	Member	
John F. Whipple, Jr.	Member		Chair	Member		Member

Member **Chair** ***Chair of the Board**

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BOARD COMMITTEES
Set forth below is a description of the primary duties of the standing committees of the Board and its members as of the date of this Proxy Statement.

Audit Committee
Committee Members: Kerrie D. MacPherson, Chair Neil E. Fesette Susan E. Skerritt Michele P. Sullivan John F. Whipple, Jr. Seven regular meetings and three special meetings during 2024
• Reviews and oversees internal and external audits of the Company and the Bank.
•
Reviews the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls.
•
Selects and appoints the Company’s outside independent auditors

See the Audit Committee Report contained on page 72 of this Proxy Statement.

The Board has determined that each member of the Audit Committee is independent as defined by the NYSE rules. The Board has determined that four of the Committee members are “Audit Committee Financial Experts” as defined under SEC rules and regulations.

Compensation Committee
Committee Members: Mark J. Bolus, Chair Neil E. Fesette Jeffery J. Knauss Susan E. Skerritt Sally A. Steele Five regular meetings and two special meetings during 2024
• Reviews and makes recommendations to the Company’s and the Bank’s Boards regarding compensation and employee benefits matters.
• Reviews the compensation programs for employees in the aggregate, and the compensation and incentive compensation plans for executive officers.
• Reviews and monitors the Company’s objectives regarding human capital management, including oversight of talent development programs, diversity and inclusion practices, and succession planning.

See the Compensation Committee Report on page 55 and Compensation Discussions and Analysis contained on page 39 of this Proxy Statement.

The Board has determined that each member of the Compensation Committee is independent as defined by the NYSE rules.

Executive Committee
Committee Members: Neil E. Fesette, Chair Mark J. Bolus Kerrie D. MacPherson John Parente Raymond C. Pecor, III John F. Whipple, Jr. Three regular meetings during 2024
• Acts on behalf of the Board during intervals between regularly scheduled meetings of the Board. The Executive Committee has the authority, subject to the applicable law and the Company’s Bylaws and Certificate of Incorporation, to act upon all matters which do not warrant conveying a special meeting of the Board but should not be postponed to the next regular meeting of the Board.
• Acts on specific matters delegated by the Board, subject to the limitation set forth in the Executive Committee’s charter.

Governance Committee
Committee Members: John F. Whipple, Jr., Chair Jeffery J. Knauss Kerrie D. MacPherson John Parente Raymond C. Pecor, III One regular meeting and five special meetings during 2024
• Evaluates and oversees corporate governance policies to ensure effective governance for the Board and corporate organization as a whole.
• Reviews and makes recommendations for nominees to serve as Directors on the Board and conducts new director searches to ensure selection of nominees with appropriate skills, experience, attributes, and temperament.
• Conducts annual review and evaluation of Board and Director effectiveness.

The Board has determined that each member of the Governance Committee is independent as defined by the NYSE rules.

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Risk Committee
Committee Members: Raymond C. Pecor, III, Chair Entire Board Five meetings during 2024
• Oversees the Company’s enterprise risk management functions including monitoring the risk profile and key risk indicators of the Bank and the Company’s financial service subsidiaries.
• Monitors the Bank’s risk profile and mitigating controls for credit, market, liquidity, strategic, reputational and compliance risks.
• Oversees the Company’s information security and cybersecurity functions.

Trust Committee
Members: John Parente, Chair Mark J. Bolus Sally A. Steele Michele P. Sullivan Four meetings during 2024
• Provides oversight in accordance with regulatory requirements for the Bank’s exercise of its trust functions.
• Monitors the Bank’s risk profile and mitigating controls for credit, market, liquidity, strategic, reputational and compliance risks.
• Oversees significant compliance matters relating to fiduciary and investment matters related to the Bank’s trust operations.

OVERSIGHT OF RISK
An integral part of Company’s risk management oversight is the role of the Board. This is reinforced by the independence and reporting structure of the Chief Risk Officer, who reports to the Board’s Risk Committee. Our management is responsible for managing risks in our business, including development of appropriate controls and processes to assess and monitor risks. Management does not view risk in isolation but considers risk in developing and evaluating business strategy and business decisions. The Board views its role as one of oversight and of responsibility for ensuring appropriate policies are in place and reinforcing the perspective that risk management should be properly integrated with our business strategies and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes and related policies, and the way in which management proactively manages risks. The Board oversees and reviews various aspects of the Company’s risk management efforts, either directly or through its committees, and exercises its risk oversight function in several ways. The Board oversees risk management through the reporting of the Company’s risk management and internal audit functions, the oversight of various Board committees, and reports from management.
The Board and its committees review and approve various policies that address and mitigate material risks, including credit risks, interest rate risks, investment risks, liquidity risks, operational risks, strategic risks, reputational risks, and compliance/legal risks, among other matters. With respect to information security risk, the Risk Committee oversees the Company’s efforts to manage information security risk and senior management is responsible for the day-to-day management of information security risk, and for designing and implementing policies, processes and procedures to address and mitigate this risk. The Board also reviews and monitors enterprise risks through various reports presented by management, internal and external auditors, and regulatory examiners.
While the Board has primary responsibility for the oversight of the Company’s risk management, the Board’s standing committees support the Board by regularly monitoring various risks in their respective areas of oversight. Each of the committee chairs updates the full Board at its regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee. The following table highlights the role of the Board and each committee in risk oversight:

Primary Responsibility for Risk Management
The Board
• Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.
• Receives and reviews regular reports provided by management and others and monitors risks that have been delegated to the standing committees.
• Monitors the Company’s securities portfolio to ensure that the Company’s objectives related to diversification, asset quality, liquidity, profitability and pledging are met.
• Considers risks related to the strategy and reputation of the Company and the general industry in which it operates.

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Primary Responsibility for Risk Management
Risk Committee- consisting of the entire Board of Directors
• Committee reviews periodic reports from management, risk management personnel, and others regarding risks related to
  • regulatory compliance,
  • credit risk and lending activities and asset quality,
  • interest rate risk,
  • liquidity risk,
  • information security risk,
  • other enterprise and operational risks,
  • the Company’s corporate insurance program,
  • the Company’s financial service subsidiaries, which are significant segments of the Company’s business, to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of each financial services subsidiary’s business, and
  • emerging and other risks.

Audit Committee- consisting of entirely independent Directors
• Committee reviews and approves information related to
  • the engagements and periodic reports of the Company’s independent auditor and internal audit department related to the Company’s financial statements and operations, and oversees development of appropriate accounting, financial and compliance controls,
  • the Company’s major financial reporting risk exposures, and
  • the procedures and actions management has taken to monitor and control such exposures.

Compensation Committee- consisting of entirely independent Directors
• Committee reviews and considers information related to risks related to the Company’s compensation policies, including incentive plans to determine whether these plans subject the Company to excessive risks and provide for appropriate alignment of interests, and
• Committee oversees human capital management efforts and alignment, including any related risks.

Governance Committee- consisting of entirely independent Directors
• Committee conducts annual evaluations of the effectiveness of the Board and its committees, conducts new director searches, and ensures selection of nominees to the Board with appropriate skills, experience, attributes, and temperament, and ensures appropriate corporate governance policies are in place.

Trust Committee
• Committee reviews and considers information related to the Bank’s trust business to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of the trust business.

STOCK OWNERSHIP GUIDELINES
The Board has adopted stock ownership guidelines for the CEO, CFO and Executive Vice Presidents (“Senior Executives”) of the Company which require that, within six years of appointment: (i) the CEO own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the Chief Financial Officer and other Executive Vice Presidents own shares of common stock and/or share equivalents equal to at least two times their base salary. Such Senior Executives are required to retain 75% of shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. All Senior Executives are in compliance with, or exceed, the requirements of the stock ownership guidelines established by the Company.
The Board has also adopted stock ownership guidelines for Directors of the Company which require each Director to own shares of Company common stock and/or share equivalent units equal in value to at least five times the annual base Board member retainer within six years of becoming a Director. Under the guidelines, the qualifying share equivalent units consist of at risk units resulting from the Director’s deferment of cash director fees under the deferred compensation plan and annual equity grants. Under the guidelines, Directors are required to retain 75% of shares received from equity awards, net of taxes, until they have satisfied the equity ownership requirements. All Directors are in compliance, or exceed, the requirements of the stock ownership guidelines.

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INSIDER TRADING POLICY
The Company is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, it has adopted the Company’s Policy Prohibiting Insider Trading (“Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities (as as well as the securities of publicly traded companies with whom the Company has a business relationship) by the Directors, officers and employees. The Company believes the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025.
PROHIBITION ON SHORT SALES, HEDGING AND DERIVATIVE TRANSACTIONS
The Company’s Insider Trading Policy prohibits short sales, hedging, and transactions in put options, call options, or other derivative securities in the Company’s securities for all Company personnel, including Directors, executive officers, and employees. In addition, the Insider Trading Policy also prohibits holding stock in a margin account or pledging of Company stock as collateral by Directors, executive officers, and other employees unless written pre-approval is obtained from the Compliance Officer designated in the Insider Trading Policy.
COMMUNICATION WITH DIRECTORS
Shareholders and any interested parties may communicate directly with the Board by sending correspondence to the address shown below. The receipt of any such correspondence addressed to the Board and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. If a Shareholder or an interested party desires to communicate with a specific director, the correspondence should be addressed to that Director. Correspondence addressed to a specific director will be delivered to the Director promptly after receipt by the Company. The Director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.
Correspondence should be addressed to:
Community Financial System, Inc.
Attention: [Board of Directors or Specific Director]
5790 Widewaters Parkway
DeWitt, New York 13214-1883
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Brian R. Ace, Mark J. Bolus, Neil E. Fesette, Jeffery J. Knauss, Raymond C. Pecor, III, Susan E. Skerritt, and Sally A. Steele served on the Compensation Committee for all or part of 2024. There were no Compensation Committee interlocks or insider (employee) participation during 2024.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has a Code of Business Conduct and Ethics for its Directors, officers and employees. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Business Conduct and Ethics requires individuals to report illegal or unethical behavior they observe and to comply with the Foreign Corrupt Practices Act and Bribery Laws. As of March 24, 2025, the Company has not been subject to any fines for any violations of anti-corruption or anti-bribery laws.
The Company also has adopted a Code of Ethics for Senior Executive Officers that applies to its chief executive officer, chief financial officer, and other senior officers performing similar functions. This Code of Ethics for Senior Executive Officers is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws and regulations.
The text of each Code is posted on the Company’s website at https://communityfinancialsystem.com/governance/governance-documents/default.aspx and is available in print free of charge to any Shareholder or interested party who requests it. The Company intends to report and post on its website any amendment to or waiver from any provision in the Code of Ethics for Senior Executive Officers as required by SEC rules.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 24, 2025, by
•	Each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock;
•	Each Director;
•	Each person who was a named executive officer; and
•	All of the Company’s Directors and executive officers as a group.
The percentages shown in the following table are based upon 52,836,642 shares of common stock outstanding as of March 24, 2025. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 24, 2025, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage of ownership of the person holding those options, but are not treated as if they were outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by a spouse under applicable law.

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Set forth below is information about the number of shares of the Company’s common stock beneficially owned by the Directors and executive officers of the Company:

Name	Amount and Nature of Beneficial Ownership(a)(b)(c)	Percentage of Class
Directors(e)
Mark J. Bolus	134,691	0.25%
Neil E. Fesette	10,986(d)	*
Dimitar A. Karaivanov	44,427	*
Jeffery J. Knauss	3,554	*
Kerrie D. MacPherson	2,982	*
John Parente	85,454	*
Raymond C. Pecor, III	21,193(d)	*
Savneet Singh	18	*
Susan E. Skerritt	380	*
Sally A. Steele	63,369	*
Eric E. Stickels	50,247	*
Michele P. Sullivan	100(d)	*
John F. Whipple, Jr.	22,774(d)	*
Executive Officers
Joseph E. Sutaris	46,251	*
Michael N. Abdo	22,237	*
Maureen Gillan-Myer	12,626	*
Jeffrey M. Levy	21,610	*
Number of shares of Company common stock beneficially owned by all Directors, persons chosen to become Directors and executive officers of the Company as a group (18 persons)	533,616	1.01%

*	Represents less than .25% of the Company’s outstanding shares.
(a)
Represents all shares as to which the named individuals possessed sole or shared voting or investment power as of March 24, 2025. Includes shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or Director.

(b)
The listed amounts include shares as to which certain Directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Abdo is the beneficial owner of 2,229 shares held by the Company’s 401(k) Plan; Mr. Bolus holds 60,923 shares jointly with his wife, 7,873 shares as Trustee of the Mark Bolus Trust, 5,750 shares as Trustee of the Austin Bolus Trust, 5,750 shares as Trustee of the Noah Bolus Trust, 5,750 shares as Trustee of the Paige Bolus Trust, 5,750 shares as Trustee of the Taylor Bolus Trust; Ms. Gillan-Myer is the beneficial owner of 2,795 shares held by the Company’s 401(k) Plan; Mr. Karaivanov is the beneficial owner of 2,709 shares held by the Company’s 401(k) Plan; Mr. Levy is the beneficial owner of 5,641 shares held by the Company’s 401(k) Plan; Mr. Pecor holds 10,399 shares in trust as trustee for trusts holding Company stock for the benefit of his niece and nephew (Mr. Pecor disclaims beneficial ownership of the shares held in these trusts); Mr. Stickels’ wife is the beneficial owner of 14,908 shares held by the Company’s 401(k) Plan; Ms. Steele holds 35,262 shares jointly with her husband and 4,585 shares are owned jointly with her brother; and Mr. Sutaris is the beneficial owner of 11,042 shares held by the Company’s 401(k) Plan.

(c)
Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 24, 2025, through exercise of stock options issued by the Company: Mr. Abdo, 13,277 shares, Ms. Gillan-Myer, 4,281 shares. Mr. Karaivanov, 17,975 shares; Mr. Levy, 7,874 shares; Mr. Parente, 15,638 shares; Mr. Pecor, 1,194 shares; Ms. Steele, 20,001 shares; Mr. Sutaris, 19,329 shares; and Mr. Whipple, 15,638 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(d)
In addition to the number of shares of common stock reported as beneficially owned, the following Directors have elected to defer cash director fees under the director deferred compensation plan resulting in such Directors holding at risk share equivalent units (“units”), which are subject to fluctuations in the market price of the Company’s stock, in the following amounts as of March 24, 2025: Mr. Fesette, 6,701 units; Mr. Pecor, 18,280 units; Ms. Sullivan, 1,715 units; and Mr. Whipple, 6,902 units.

(e)
In addition to the number of shares of common stock reported as beneficially owned, as of March 24, 2025, each Director had the following number of deferred stock units outstanding: Mr. Bolus 2,467; Mr. Fesette 6,841; Mr. Knauss 1,225; Ms. MacPherson 6,215; Mr. Parente 1,225; Mr. Pecor 6,950; Mr. Singh, 1,225; Ms. Skerritt 5,249; Ms. Steele 2,407; Mr. Stickels 4,139; Ms. Sullivan 2,655; and Mr. Whipple 5,249.

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Set forth below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of March 24, 2025.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(5)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	7,595,180(1)	14.37%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,596,018(2)	12.48%
State Street Corporation State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016	3,829,764(3)	7.25%
Neuberger Berman Group LLC Neuberger Berman Investment Advisors LLC 1290 Avenue of the Americas New York, NY 10104	3,157,798(4)	5.98%

(1)
The information is based on a Schedule 13G filed with the SEC on January 23, 2024 reporting the beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole voting power with respect to 7,494,810 shares and sole dispositive power with respect to all shares listed. BlackRock, Inc. has not filed a Schedule 13G with respect to the Company since January 23, 2024.

(2)
The information is based on a Schedule 13G filed with the SEC on February 13, 2024 reporting the beneficial ownership as of December 31, 2023. The Vanguard Group, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,504,229 shares. The Vanguard Group, Inc. has not filed a Schedule 13G with respect to the Company since February 13, 2024.

(3)
The information is based on a Schedule 13G filed with the SEC on January 24, 2024 reporting the beneficial ownership as of December 31, 2023. State Street Corporation reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares. State Street Corporation has not filed a Schedule 13G with respect to the Company since January 24, 2024.

(4)
The information is based on a Schedule 13G filed with the SEC on February 12, 2024 reporting the beneficial ownership as of December 31, 2023. Neuberger Berman Group LLC, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares. Neuberger Berman Group LLC. has not filed a Schedule 13G with respect to the Company since February 12, 2024.

37

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following provides certain business experience for the past five (5) years with respect to the Company’s current executive officers. Information concerning Mr. Karaivanov, the Company’s CEO and President, is provided in “Proposal One- The Election of Directors” above.

Executive Officers Who Are Not Directors
Name	Age	Position with the Company
Joseph E. Sutaris	57	EVP and Chief Financial Officer
Michael N. Abdo	47	EVP and General Counsel
Maureen Gillan-Myer	57	EVP and Chief Administration and Human Resources Officer
Jeffrey M. Levy	63	SVP and Chief Banking Officer

Joseph E. Sutaris currently serves as EVP and CFO. From November 2017 to June 2018, Mr. Sutaris was the SVP – Finance and Accounting. From September 2016 to November 2017, he served as the Bank’s Director of Municipal Banking. From April 2011 to September 2016, he was the SVP of the Central Region of the Bank. Prior to April 2011, Mr. Sutaris was the EVP, CFO, Treasurer and Secretary of Wilber Corp. and Wilber National Bank. On November 7, 2024, Mr. Sutaris notified the Company of his intention to retire from the Company, which is anticipated to be on or about July 1, 2025.
Michael N. Abdo currently serves as EVP and General Counsel since July 1, 2022. From January 2020 to July 2022, he served as SVP, Senior Associate General Counsel and September 2013 through December 2020, Associate General Counsel. Prior to joining the Company in 2013, Mr. Abdo was a senior associate at the law firm of Cadwalader, Wickersham and Taft LLP in New York, New York.
Maureen Gillan-Myer currently serves as the EVP and Chief Administration and Human Resources Officer since October 1, 2024. She joined the Company as EVP and Chief Human Resources Officer on October 1, 2021. Prior to joining the Company, she served as the Chief Human Resources Officer of HSBC US from February 2016 through September 2021 and as its Senior Vice President- Talent Acquisition and Human Resources Business Partner from May 2009 through February 2016.
Jeffrey M. Levy currently serves as Senior Vice President and Chief Banking Officer since January 1, 2024. He served as President, Commercial Banking from January 2022 through December 31, 2023; as SVP, Commercial Banking Sales Executive from June 2021 to December 2021; as SVP, Regional President of Capital Region from June 2019 to June 2021; and as SVP, Commercial Banking Team Leader from January 2018 to June 2019. Prior to joining the Bank, he served as the EVP and President of Commercial Banking at NBT Bank, N.A. from December 2006 to August 2016.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides an overview of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee of the Board related to compensation in fiscal year 2024.
This CD&A and the Executive Compensation Disclosure Tables starting on page 56 provide compensation information for our “named executives” who are identified as follows:

Name	Title
Dimitar A. Karaivanov	President and Chief Executive Officer (“CEO”)
Joseph E. Sutaris	Executive Vice President and Chief Financial Officer (“CFO”)
Michael N. Abdo	Executive Vice President and General Counsel (“General Counsel”)
Maureen Gillan-Myer	Executive Vice President and Chief Administration and Human Resources Officer (“CAO”)
Jeffrey M. Levy	Senior Vice President and Chief Banking Officer

EXECUTIVE SUMMARY
The 2024 year was marked by a year of growth. The Company recorded meaningful improvements in net interest income, non-interest income, total revenues, operating revenues, net income, GAAP earnings per share, operating net income, operating earnings per share, operating pre-tax, pre-provision net revenue (“PPNR”), and operating pre-tax, pre-provision net revenue per share, while maintaining excellent liquidity, solid asset quality and well-managed expenses. Each of the Company’s four business segments (banking, employee benefit services, insurance services and wealth management services), posted record revenues in 2024, while maintaining solid pre-tax operating margins. The Company’s banking business significantly increased its revenues in 2024 by expanding both net interest income and non-interest revenues and will continue to transform its retail presence in 2025 through the planned opening of 16 de novo branches over the next 18-24 months. The Company’s wealth management business increased its revenues $4.7 million, or 14.8%, while continuing to capitalize on market opportunities and expand the scope of its strategic objectives. Organic growth and a series of small acquisitions drove over a $3.2 million, or 6.7% increase in insurance services revenues in 2024. In the employee benefit services business, several strategic partnerships were solidified driving plan participant counts to record levels and expanding revenues by $13.0 million, or 11.0%.
Financial Performance Highlights

($ in millions, except for per share data)	2024	2023	Percentage Change
Net Interest Income	$449.1	$437.3	2.7%
Non-interest Income	$297.2	$214.8	38.4%
Total Revenues	$746.3	$652.1	14.4%
Operating Revenues (non-GAAP)(1)	$745.6	$704.3	5.9%
Total Non-interest Expenses	$486.8	$472.7	3.0%
Net Income	$182.5	$131.9	38.3%
GAAP Earnings per Share	$3.44	$2.45	40.4%
Operating Net Income (non-GAAP)(2)	$193.9	$192.7	0.6%
Operating Earnings per Share (non-GAAP)(2)	$3.65	$3.57	2.2%
Operating Pre-Tax, Pre-Provision Net Revenues (non-GAAP)(3)	$273.6	$256.4	6.7%
Operating Pre-Tax, Pre-Provision Net Revenues per Share (non-GAAP) (3)	$5.15	$4.76	8.2%
Net Charge-Offs/ Average Loans	0.10%	0.06%	66.7%
Dividends Declared per Share	$1.82	$1.78	2.25%

(1)	Operating revenues is a non-GAAP measure that excludes loss on sales of investment securities, gain on debt extinguishment and unrealized (gain)/loss on equity securities from total revenues.

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(2)
Operating net income and operating earnings per share, are non-GAAP measures that excludes, net of tax, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized (gain)/loss on equity securities, amortization of intangible assets and gain on debt extinguishment from net income and GAAP earnings per share, respectively.

(3)
Operating PPNR and operating PPNR per share are non-GAAP measures that exclude income taxes, provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sale of investment securities, unrealized (gain)/loss on equity securities and amortization of intangible assets from GAAP net income and GAAP earnings per share.

32nd Consecutive Year of Dividend Increases. Reflecting the Company’s focus on sustainable long-term returns for its Shareholders, the Company increased its quarterly cash dividend to Shareholders by 2.2%, to $0.46 per share, in July 2024, marking the 32nd consecutive year of annual increases in its cash dividend.
Share Price Performance. Our significant financial and strategic achievements have resonated with the market as demonstrated by the strong total shareholder return (“TSR”) generated by our common stock during the year.
The following table compares cumulative total shareholders returns on the Company’s common stock during 2024 to various indices. Total return values were calculated as of December 31, 2024 assuming a $100 investment on December 31, 2023 and reinvestment of quarterly dividends.
CBU’s 2024 Total Return Performance vs. Indices

	December 31, 2023	December 31, 2024
Community Financial System, Inc.	$100.00	$122.64
NASDAQ Bank Index	$100.00	$120.57
S&P 600 Commercial Banks Index	$100.00	$114.63
KBW Regional Banking Index	$100.00	$113.20

Compensation Decisions for 2024
Executive Compensation Payouts for 2024. After considering the Company’s operating performance, financial results, and achievement level of predetermined performance goals and strategic objectives, the Compensation Committee took the following actions relating to 2024 short-term and long-term incentive compensation decisions with respect to its named executives and other key employees:
•
Above Target Payouts for Cash Awards. The Company achieved a performance level of 122.5% of target based upon the satisfaction of the established goals in the 2024 scorecard. The Committee, as requested by Mr. Karaivanov, considered certain qualitative factors and determined to approve the annual cash incentive awards at the level of 100-115% of the target amount.

•	Annual Equity-Based Long-Term Incentive Grants. Equity-based long-term incentives were granted, consisting of performance- based restricted stock, time-based restricted stock, and stock options.
In January 2024, the Committee approved the performance-based restricted stock performance criteria for the named executives. The performance-based restricted stock grant is subject to satisfaction of the selected performance criteria and vesting after the end of a three-year performance period. For the performance period from 2024 through 2026, the Committee continued with the same performance measures used in 2023: (1) the Company’s three-year total shareholder return as compared and ranked against the KBW Regional Bank Index (KRX) constituents (50 banks) as of January 2024, and (2) the three-year average core return on average tangible common equity (“Core ROATCE”) measured by the Company’s percentile rank of the three-year average Core ROATCE against the KRX constituents. The named executives received 50% of their total long-term equity grant in the form of performance-based restricted stock. The equity program is described in more detail on pages 50 to 52.
In March 2024, the Company granted the named executives stock options and time-based restricted stock awards at target levels as well as the performance-based restricted stock which is subject to the satisfaction of the performance criteria approved by the Committee as described above. The time-based restricted stock is subject to a three-year, pro rata vesting schedule, and the stock options are subject to a five-year, pro rata vesting schedule. The Compensation Committee selects stock options as one of the equity vehicles because options create close alignment with the Shareholder experience and due to their ten-year term, support the Company’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation. The use of restricted stock awards provides value that is directly linked to our stock price and encourages share ownership. Both of these awards align the interests of the named executives’ and Shareholders’ by encouraging preservation of long-term stock value. The named executives received 25% of their total long-term equity grant in the form of stock options and restricted stock awards, respectively.

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Pay-for-Performance Alignment. A significant portion of executive pay is in the form of performance-based pay (annual cash incentive and equity) that promotes the achievement of the Company’s annual and long-term performance goals, placing significant weight on various earnings performance metrics, risk measures and strategic priorities with an objective of delivering total shareholder returns above its KRX peer group in line with the Company’s investment thesis of achieving above average returns with below average risk. The Company believes the performance metrics and strategic priorities included in the annual Management Incentive Plan and performance-based restricted stock grants reflect strong alignment between its performance and progress towards continuously increasing Shareholder value.
Snapshot of Compensation Governance
The Company continues to implement its executive compensation program in a manner that is designed to reinforce its philosophy of aligning each named executive’s compensation with the Company’s short-term and long-term performance goals. The Company uses the following practices to align its compensation philosophy with practices generally considered to promote Shareholder value.

What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 64% for Mr. Karaivanov (CEO) and 54% on average for the other named executives.
No “Timing” of Equity Grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No Tax Gross-ups on Perquisites. We do not provide our named executives with tax gross-ups on perquisites in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.	No Tax Gross-ups for Change in Controls. We do not provide our named executives with tax gross-ups for change in control benefits in any of our compensation plans or agreements.

Executives Subject to a Robust Clawback Policies. The Compensation Committee has adopted two clawback policies: (i) an SEC and NYSE compliant recoupment policy that provides for the recovery of any erroneously awarded incentive-based compensation from the Company’s Section 16 officers (including all of the named executives), and (ii) a second discretionary recoupment policy applicable to our named executives and our broader executive team that allows for recoupment of annual cash incentives and all forms of equity based compensation in the event of a financial restatement, or certain acts of misconduct, including violations of law, regulation or Company policy.

No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Capped Incentives. In 2024, annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP (as defined below), ranging from 0% to 150% based on the threshold, target, and maximum achievement levels.
No Excessive Perquisites. Our named executives are entitled to only limited perquisites.
Prohibit Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

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What We Do:	What We Don’t Do:

Prohibit Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest to provide the Committee with expert executive compensation advice on executive compensation matters.

2024 SAY-ON-PAY VOTE
As part of its oversight, the Compensation Committee considers the results of the Shareholders’ annual advisory vote on executive compensation (“say-on-pay proposal”). At our 2024 Annual Meeting of Shareholders, the say-on-pay proposal received 93.15% support. The Committee considered this to be an indication that our Shareholders demonstrated strong support for our compensation program and decisions.
The Committee will continue to oversee the executive compensation programs consistent with the objectives set forth herein and consider the outcome of the Company’s future say-on-pay votes, regulatory changes and emerging best practices when making future compensation decisions for the named executives.
OUR COMPENSATION PHILOSOPHY
The Compensation Committee reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the named executives. The Company is focused on rewarding long-term sustained performance. We strive to consistently maintain strong financial performance while balancing a relatively conservative risk profile to deliver financial returns to our Shareholders. In administering compensation policies and practices, the Committee seeks to achieve the following compensation objectives:

Our Compensation Objectives include:
Linking the named executives’ compensation program with the Company’s performance to ensure that a significant portion of their total compensation is variable and tied to the Company’s performance.
Aligning the named executives’ interests with those of the Company’s Shareholders.
Attracting and retaining talented leadership to sustain competitive advantage.
Providing a framework that encourages strong financial results and positive shareholder returns consistent with our goal of delivering Above Average Returns with Below Average Risk

The Committee achieves these objectives by using a combination of base salary, and incentive-based cash and equity awards components, each of which are carefully considered by the Committee relative to role, performance and market data to ensure proper pay mix and positioning. Compensation consists of the following four elements:
•
Base Salary. The Company targets base salaries to be market competitive and compares its named executives’ base salaries with survey and peer group compensation data for corresponding executives, as selected by our independent compensation consultant and affirmed by the Committee (as detailed below). The named executives’ base salaries are the foundation for other performance-based pay programs to the extent they are expressed as percentages of base salary

•
Annual Cash Incentive Pursuant to the Management Incentive Plan (“MIP”). The Company’s annual cash incentive program is a variable, at-risk component of the named executives’ compensation that is directly tied to achieving specific performance metrics and strategic goals. The Committee establishes pre-determined goals and target

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achievement levels each year, which are approved by the Board, to focus the efforts of the named executives and management on objectives which will drive the growth and sustainability of the organization. The Compensation Committee may exercise its discretion to modify payout amounts in certain situations, as appropriate.
•
Equity-Based Long-term Incentives. The Committee uses a combination of time-based restricted stock, performance-based restricted stock, and stock options as another variable, at-risk component of the named executives’ compensation. Each year, the program provides grants of performance-based restricted stock awards that have a three-year performance period, stock options that vest over five years, and time-based restricted stock that vests over three years. The Committee believes this approach provides a meaningful portion of awards at risk based on performance. In addition, equity-based compensation also aligns the interests of the named executives with the interests of the Company’s Shareholders and helps retain a high-performing executive team over the longer term through vesting schedules that generally require continuous service over a three to five-year vesting period.

Design of Equity-Based Long-Term Incentives
Equity Award	Target Percentage of Equity- Based Long-Term Incentive Grant	Vesting Period	Performance Features
Performance-based restricted stock awards	50%	Three-Year Cliff Vesting
Rewards achievement of financial goals measured over a three-year performance period (January 2024- December 2026) and puts appropriate focus on long-term alignment of pay and performance.

 •
Half of the target opportunity is based on three-year total shareholder return measured against the constituents of the KBW Regional Bank Index (“KRX”).

 •
Half of the target opportunity is based on the three-year average core return on average tangible common equity (“Core ROATCE”) measured against the performance of the KRX constituents.

The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals independently.

Stock Options	25%	Five Year Pro-Rata
Stock options align our executives’ interests with those of the Shareholders by providing value only if the Company’s stock price increases from the date that the stock option is granted, they provide a long-term incentive for strong Shareholder returns to produce any value.

Time- Based Restricted Stock	25%	Three Year Pro-Rata	To provide a focus on sustainable long-term Shareholder value creation, align the named executives’ interest with Shareholders, and retain executives.

•
Benefits. The Company offers the named executives its standard benefits, nonqualified retirement savings and same benefit opportunities as our general employee base, and certain perquisites common to other public company executive management teams.

The Company’s ability to attract and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders. The Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters:
•	Total target compensation is intended to be within the competitive market range (derived from the custom peer group and supplemented by industry survey data as needed).
•
When the Company’s performance exceeds its performance goals and the performance of the KRX constituents, the Company’s total compensation program is designed to reward executives with pay above their target level. Similarly, if the Company’s performance does not meet its goals or falls below the KRX constituents’ performance, the Company’s compensation is designed to pay below that target level.

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To support this pay-performance alignment, a significant amount of the Company’s named executives’ total compensation is variable and incentive based, and tied to the achievement of Company performance goals and long-term Shareholder value creation. The Company believes pay-performance alignment should be evaluated over a multiple year period since much of its pay is related to longer-term performance results.

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANTS AND EXECUTIVE OFFICERS
The Compensation Committee oversees the Company’s human capital, including the development, oversight and administration of the Company’s compensation and benefits programs. The Compensation Committee currently consists of five members of the Board of Directors, each of whom is an independent, non-employee Director. In carrying out its duties, the Committee reviews and approves the Company’s goals and objectives with respect to the CEO and other named executives and seeks to align compensation with the Company’s business objectives and performance. The Compensation Committee evaluates the performance of the CEO and the other named executives in light of such goals and objectives and determines compensation levels based on such evaluation. The Committee oversees the administration of broad-based compensation plans for the Company and its subsidiaries and reviews and approves of executive-level employment agreements. The Committee, in conjunction with the entire Board, also oversees succession planning for key positions, talent development, and diversity and inclusion practices.
The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation consultant with respect to executive and Board compensation. Meridian’s work has included a review and refreshment of the Company’s Peer Group and a comprehensive assessment of the Company’s executive compensation programs and pay levels for the named executives compared to the market, including advice and counsel related to market trends and best practices regarding the structure and governance of our executive compensation programs. The Committee has assessed Meridian’s independence pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent advisor to the Committee. Meridian provided no services to the Company or its management other than services related to the Company’s compensation programs.
Although the Compensation Committee makes independent determinations on all matters related to the compensation of the named executives utilizing executive sessions without management present, certain members of management are requested to attend and provide input to the Committee throughout the year. The Compensation Committee receives input from Company management, including the CEO, CFO, CAO, General Counsel and others as needed to ensure that it has the information and perspective needed to carry out its duties.

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PEER GROUP AND BENCHMARKING
Understanding the industry’s landscape is essential to establishing the Company’s program targets and making compensation decisions. The Company regularly reviews competitive market data and compares executive pay and performance to ensure alignment. The Committee targets total compensation to be competitive with the market as reflected through peer group and industry surveys. To accomplish this, it has been the Committee’s practice to benchmark the named executives’ compensation periodically against market data and an appropriate group of peers.
The Committee maintained the same peer group as 2023 for setting 2024 pay opportunities, listed below:

Peer Group used for 2024 Compensation Decisions
Atlantic Union Bankshares Corporation	Berkshire Hills Bancorp Inc.	Eastern Bankshares, Inc.
First Busey Corp.	First Commonwealth Financial Corporation	First Financial Bancorp.
First Merchants Corporation	F.N.B. Corporation	Fulton Financial Corporation
Independent Bank Corp.	NBT Bancorp, Inc.	Northwest Bancshares, Inc.
Old National Bancorp	Park National Corporation	Provident Financial Services, Inc.
Sandy Springs Bancorp, Inc.	United Bankshares, Inc.	WesBanco, Inc.
WSFS Financial Corporation

In 2024, the Compensation Committee asked Meridian to update the Company’s peer group and conduct a benchmarking analysis. In June 2024, Meridian updated the Company’s peer group using objective selection criteria including size, geography (eastern half of the United States), number of full-time employees, and business model with meaningful non-interest income.
This process, along with the Committee’s review and judgment, resulted in the 17-company peer group (the “Updated Peer Group”) as reflected below.

Updated Peer Group used for certain 2024 and 2025 Compensation Decisions
Associated Banc-Corp.	FB Financial Corporation	First Busey Corp.
First Commonwealth Financial Corporation	First Financial Bancorp.	F.N.B. Corporation
Fulton Financial Corporation	NBT Bancorp, Inc.	Northwest Bancshares, Inc.
Old National Bancorp	Park National Corporation	Pinnacle Financial Partners, Inc.
Provident Financial Services, Inc.	TowneBank	Trustmark Corporation
WesBanco, Inc.	WSFS Financial Corporation

As of December 31, 2024, the Company was positioned at the 35th percentile for total assets, 59th percentile for operating revenue and 71st percentile for Market Capitalization.
Meridian utilized this Updated Peer Group to conduct benchmarking and assess director compensation for 2024 (see page 18 for information regarding changes made to Director compensation in June 2024) as well as executive compensation for 2025. The Committee further supplemented the Updated Peer Group data with data from multiple compensation surveys. This survey data generally covered data from broader financial services companies with whom we may compete for talent in our non-banking businesses.
Industry comparisons are only one element of the Compensation Committee’s holistic review of our executive compensation programs. As described above, although the Compensation Committee views market data as an important element in its compensation determination process, it believes that market data should be used in conjunction with the Compensation Committee’s overall review and analysis of the Company’s and its named executives’ performance as well as the Company’s business and retention needs in making compensation decisions.

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2024 COMPENSATION PROGRAM AND PAY DECISIONS
The compensation program for executives is built around our pay-for-performance philosophy. The Company’s compensation program consists of three primary elements:
•	base salary;
•	annual cash incentive pursuant to the MIP; and
•	equity-based long-term incentives.
These compensation elements and 2024 pay decisions are described in more detail below.
Base Salary
The Company uses the base salary to provide the foundation of a fair and competitive compensation opportunity for each named executive. The Compensation Committee reviews the base salaries of our named executives annually to determine whether any adjustments are advisable based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Base salaries are generally intended to be competitive with corresponding executives in the peer group. The Committee recognizes that base salaries are the foundation for the other performance-based pay programs to the extent they are expressed as percentages of base salary (e.g., the target cash incentive under the MIP is a percentage of the executive’s base salary). As a result, the Committee carefully considers the appropriate base salary amounts to ensure a proper pay mix and positioning.
In December 2023, the Compensation Committee approved the following base salary increases, effective January 1, 2024, based upon promotions and leadership changes, performance, and Peer Group market analysis. In addition, the Compensation Committee in October 2024 made a mid-year adjustment to Ms. Gillan-Myer’s base salary upon her appointment and expanded responsibilities as Chief Administration Officer.

Name	2023 Base Salary	% Increase	2024 Base Salary
Dimitar A. Karaivanov(1)	$542,325	66%	$900,000
Joseph E. Sutaris	$475,180	3%	$489,435
Michael N. Abdo(2)	n/a	n/a	$391,400
Maureen Gillan-Myer(3)	$398,996	6.5%	$425,000
Jeffrey M. Levy(4)	$400,000	12.5%	$450,000

(1)	Mr. Karaivanov’s salary increase is associated with his promotion to President and CEO and is consistent with the terms of his Employment Agreement.
(2)	This is Mr. Abdo’s first year as a Named Executive Officer.
(3)
Ms. Gillan-Myer’s salary was originally increased in January 2024 by 3% to $410,966. On October 1, 2024, in connection with her appointment and expanded responsibilities as Chief Administration Officer, in addition to her Chief Human Resources responsibilities, her annual base salary increased to $425,000.

(4)	Mr. Levy’s salary increase is consistent with his new role as Chief Banking Officer, effective January 1, 2024.
In December 2024, the Compensation Committee reviewed Meridian’s compensation analysis based upon the Updated Peer Group and approved a market adjustment for Mr. Abdo based on his below market positioning and continued growth and performance in the role. The Compensation Committee further approved salary increases, ranging from 2.0% to 2.5%, for Ms. Gillan-Myer and Messrs. Sutaris and Levy, consistent with the merit increases made across the Company’s broader employee base. Mr. Karaivanov’s salary remains unchanged, consistent with the terms of his Employment Agreement. The following salaries are effective as of January 1, 2025:

Name	2024 Base Salary	% Increase	Current Base Salary
Joseph E. Sutaris	$489,435	2.0%	$499,224
Michael N. Abdo	$391,400	10.6%	$433,000
Maureen Gillan-Myer	$425,000	2.0%	$433,500
Jeffrey M. Levy	$450,000	2.5%	$461,250

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Annual Incentive Payments under the Management Incentive Plan (“MIP”)
Annual incentives under the MIP are designed to reward performance achievements relative to specified, pre-determined Company performance goals. The goals are set to focus on strategic and tactical priorities in the operation of the Company and to encourage actions that increase long-term Shareholder value. The Committee refined the 2024 MIP corporate goals to reflect the Company’s operating philosophy of delivering above-average returns to its Shareholders with below-average risk. The new goals were created to focus business operations on matters that will have a transformative impact on the Company.
Each of our named executives is assigned a target incentive opportunity under the MIP, defined as a percentage of base salary. The Compensation Committee periodically reviews target incentives to ensure they remain appropriate based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Based on this review, the target amounts were increased from fiscal 2023 to fiscal 2024 due to the promotion of Messrs. Karaivanov and Levy as set forth in the table below:

Name	2023 Target Incentive (as a percentage of Base Salary)	2024 Target Incentive (as a percentage of Base Salary)
Dimitar A. Karaivanov	55%	75%
Joseph E. Sutaris	55%	55%
Michael N. Abdo	n/a	50%
Maureen Gillan-Myer	50%	50%
Jeffrey M. Levy	50%	55%

At the beginning of each fiscal year, the Compensation Committee establishes annual corporate performance goals. Corporate goals are proposed by the CEO, reviewed and approved by the Committee, and approved by the Board. The Committee considers and assigns a relative weight to each goal to reflect relative importance to enhance Shareholder value. The Company’s updated corporate goals under the 2024 MIP are summarized in the table below, including each goal’s (i) weight, (ii) threshold, target, and maximum levels of achievement, (iii) achievement level in 2024, and (iv) weighted attainment percentage based on 2024 performance. The final weighted achievement level, if any, determined by the Compensation Committee is identified by check mark in the Payout Level column.

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Achievement Levels
Goal	Weight	Performance Level	Performance Goal	Payout Level	Actual Achievement in 2024	Weighted Attainment Percentage in 2024
Goals established to demonstrate above average return to the Company’s Shareholders
Bank Operating Pre-Provision Net Revenue (“PPNR”) (1)	25%	Threshold	1%	50%	5.6%	25%
		Target	3%	100%
		Maximum	> 6%	150%
Financial Services Operating PPNR (2)	15%	Threshold	2%	50%
		Target	4%	100%
		Maximum	> 8%	150%	9.9%	22.5%
Core ROA, relative to KRX (3)	10%	Threshold	< 50th percentile	50%
		Target	50th – 75th percentile	100%	67%	10%
		Maximum	>75th percentile	150%
Goals established to demonstrate below average risk
Capital (4)	10%	Threshold	10.5%	50%
		Target	12.0%	100%
		Maximum	13.0%	150%	14.24%	15%
Net Charge-Off Ratio(5)	10%	Threshold	0.35%	50%
		Target	0.25%	100%
		Maximum	< 0.15%	150%	.10%	15%
Liquidity Objectives(6)	10%	Threshold	Achievement of 1 Objective	50%	Both Objectives Attained	15%
		Target	Achievement of Both Objectives	100%
		Maximum	Achievement of Both Objectives plus 200%	150%
Goals established to drive strategic priorities
Human Capital Objectives(7)	20%	Threshold Target Maximum	Achievement of 2 Objectives Achievement of 3 Objectives Achievement of 4 Objectives	50% 100% 150%	Three Objectives Attained	20%
Data Efficiency Objectives (8)
Business Mix Objectives (9)
Opening New Branches (10)
Total Weighted Attainment Percentage						122.5%

(1)
Bank Operating PPNR is a non-GAAP measure that excludes income taxes, provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sale of investment securities, unrealized (gain)/loss on equity securities and amortization of intangible assets from GAAP net income for the Company’s banking subsidiary. The Bank Operating PPNR was $199.9 million in 2024 as compared to $189.4 million in 2023, which represented an increase of 5.6% and the Company satisfied this objective at the target level. See Appendix A for the Company’s Operating PPNR, which is the sum of Bank Operating PPNR and Financial Services Operating PPNR.

(2)
Growth in Financial Services Operating PPNR is measured as the year-over-year increase in pre-tax operating income generated from the Company’s Employee Benefit Services, Insurance Service and Wealth Management Services segments (expressed as a percentage). The Financial Services pre-tax operating income was $73.7 million in 2024 as compared to $67.0 million in 2023 resulting in a 9.9% increase and the Company satisfied this objective at the maximum level.

(3)
Core ROA relative to the KRX Index is measured as core income as a percent of average assets. Core income is defined as Net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items. Core ROA was ranked at the 67% percentile in 2024 and the Company satisfied this objective at the target level.

(4)
Capital Common Equity Tier 1 Capital (“CET1”) as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 was 14.24% and the Company satisfied this objective at the maximum level.

(5)
Net Charge-Off Ratio of 0.10% as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company satisfied this objective at the maximum level. The Committee set the maximum achievement level to less than 0.15% for 2024, the same level that was established for the 2023 MIP. The Company’s actual net charge-off ratio for 2023 was 0.06%, but 0.15% was set as the 2024 goal because achieving net

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charge-offs of less than 0.15% was determined by the Committee to be an appropriate measurement of a well-managed lending portfolio under industry standards that appropriately balances loan portfolio growth objectives and the underlying risks. The Committee does not believe that setting the maximum level at a lower amount would be an appropriate stretch goal based on industry standards and the Committee’s balancing of the Company’s risk tolerance and loan growth objectives.
(6)
This liquidity objective has two components, one is the loan-to-deposit ratio, which must be less than the Company’s peer average, and the second is the Company’s liquidity for net uninsured deposit coverage ratio which measures the Company’s ability to cover potential cash outflows from uninsured deposits, which must be in excess of 175% in order to satisfy this objective. The liquidity levels as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 were 77.6% for the loan-to-deposit ratio, which was less than the peer average, and 246% for net uninsured deposit coverage ratio resulting in both objectives being achieved and the Company satisfied this objective at the maximum level.

(7)
The Committee selected four human capital objectives for this strategic priority, which included the following: complete the inaugural emerging leadership program and launch second year; provide such emerging leader with opportunities; identify top leaders and create development plans for such leaders; and incorporate into the annual performance evaluations identification of under-performing employees. The Company achieved some of these strategic objectives but did not satisfy all of them.

(8)
The Committee selected five objectives for the Company to leverage its information technology, which included the following matters: development and implement of strategic data plans; development of dashboard for key business lines; integration of automation to achieve cost savings; implement artificial intelligence solutions; and launch certain digital marketing efforts. The Company achieved all of these objectives, which satisfied one of the four strategic priorities.

(9)
The Company must derive at least 38% of its total operating revenues from total operating noninterest revenues to satisfy this strategic objective. Total operating noninterest revenues was 39.8% of total operating revenues for 2024. As a result, the Company satisfied this objective, which satisfied one of the four strategic priorities.

(10)
The completion of substantial progress towards opening 10 new retail branches across the Bank’s footprint subject to the receipt of regulatory approvals for such branches. The Company satisfied this objective which satisfied one of the four strategic priorities. Based on satisfaction of the 3 of the 4 strategic objections (Data Efficiency, Business Mix and New Branch Openings), the Company achieved satisfaction of the strategic priority goal at target level.

The weighted attainment percentage for each corporate goal as shown in the table above is calculated by the following formula:

Weight	X	Percentage Achieved	=	Weighted Attainment Percentage

The weighted attainment percentages for each corporate goal are summed to yield a “Total Weighted Attainment Percentage.” If the Company were to achieve the target for all of the established goals, the Total Weighted Attainment Percentage would be 100%. The maximum possible total weighted attainment percentage in fiscal 2024 was 150%. Performance is not interpolated for achievement between the threshold and target or target and maximum levels described above.
The Company achieved a performance level of 122.5% of target based upon the satisfaction of the established goals in the 2024 scorecard. The Committee, as requested by Mr. Karaivanov, considered certain qualitative factors and determined to approve the annual cash Incentive awards for the named executives at the level of 100-115% of the target amount.
For the 2024 MIP payments, which are paid in 2025, each named executive is eligible to receive a payout equal to the Total Weighted Attainment Percentage, as adjusted, (the “Adjusted Weighted Attainment Percentage”) multiplied by their target incentive amount set forth in the following table:

Name	Applicable Base Salary(1)	Total Weighted Attainment Percentage	Adjusted Weighted Attainment Percentage	2024 Target Incentive (as percentage of Base Salary)	2024 Actual Incentive (as percentage of Applicable Base Salary)	2024 Management Incentive Plan Payment
Dimitar A. Karaivanov	$900,000	122.5%	115%	75%	86.25%	$776,250
Joseph E. Sutaris	$499,224	122.5%	115%	55%	63.25%	$315,759
Michael N. Abdo	$433,000	122.5%	115%	50%	57.50%	$248,975
Maureen Gillan-Myer	$433,500	122.5%	115%	50%	57.50%	$249,263
Jeffrey M. Levy	$461,250	122.5%	100%	55%	55.00%	$253,688

(1)	The incentive payments were calculated, consistent with past practice, using the named executive’s salary as of January 1, 2025.

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In December 2024, the Compensation Committee established the 2025 target opportunities for the named executives as set forth below based upon market analysis, the quality and contribution of the named executives to the Company and the expansion of certain roles within the organization:

Name	2024 Target Incentive (as percentage of Base Salary)	2025 Target Incentive (as percentage of Base Salary)
Dimitar A. Karaivanov	75%	75%
Joseph E. Sutaris	55%	55%
Michael N. Abdo	50%	60%
Maureen Gillan-Myer	50%	65%
Jeffrey M. Levy	55%	55%

In December 2024, the Compensation Committee adopted the 2025 MIP performance goals consistent with the framework established in 2024 to further support the Company’s operating philosophy of delivering above-average returns to its Shareholders with below average risk.
Long-Term Incentive Compensation
The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant portion of executive compensation is provided in equity-based long-term incentives. Accordingly, the Compensation Committee makes annual grants of equity-based long-term incentives to the named executives and other key employees, which are designed to align with long-term performance.
In 2022, the Committee redesigned the equity-based long-term incentive program to provide all three equity components on an annual basis and increase the portion of the performance-based awards; previously performance-based equity was granted every three years. Since March 2022, and in response to Shareholder feedback, the annual target equity grants were structured to be comprised of (i) 50% performance-based restricted stock, (ii) 25% stock options, and (iii) 25% time-based restricted stock grants, so that 75% of the annual target equity awards were performance-based awards dependent the Company’s performance:

Three components of our long-term equity awards are described as follows:
1.
Performance-Based Restricted Stock Grant- 50% of Annual Equity Grant. The performance-based restricted stock awards will vest after a three-year performance period based on achievement of certain performance criteria.

2.
Stock Option Grants- 25% of Annual Equity Grant. The Committee believes that stock options are inherently performance-based because they only deliver value when the Company stock price appreciates above the exercise price and provide strong shareholder alignment. Stock options will vest annually over 5 years.

3.
Time Vested Restricted Stock Grant- 25% of Annual Equity Grant. Time-vested restricted stock will vest annually over three years. Time-vested restricted stock encourages stock ownership, provides retention, and aligns executives with shareholder interests.

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2024 Long Term Incentive Compensation
The Compensation Committee sets target award opportunities for equity grants to be competitive with the market and consistent with the named executive’s position and performance. The table below provides the annual target equity award opportunities for each of the named executives in 2024:

Name	2023 Target Equity Grant (as percentage of Base Salary)	2024 Target Equity Grant (as percentage of Base Salary)
Dimitar A. Karaivanov (1)	90%	105%
Joseph E. Sutaris	70%	70%
Michal N. Abdo	n/a	60%
Maureen Gillan-Myer	60%	60%
Jeffrey M. Levy (2)	60%	65%

(1)	Mr. Karaivanov’s target equity grant percentage was increased to 105% in connection with his promotion to President and CEO.
(2)	Mr. Levy’s target equity grant percentage was increased to 65% in connection with his promotion to Chief Banking Officer.
For the Performance Based Restricted Stock granted as part of the 2024 Equity Grant, performance will be measured for the performance period from 2024 through 2026 based on two performance metrics: (1) three-year total shareholder return and (2) three-year average core return on average tangible common equity (“Core ROATCE”). The performance metrics will be measured against the performance of the KRX constituents. The performance metrics for the performance-based restricted stock awards are key drivers of Shareholder value creation and are aligned with the Company’s strategic plan. Below are the performance metrics for the 2024-2026 performance cycle for the performance grants:

Performance Measures	Weight	Threshold	Target	Maximum
Three-year TSR Rank – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Three-year Average Core ROATCE – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Payout Range (% of Target)		50%	100%	200%

We use core results to measure management’s performance against our operating plan more accurately. Core results adjust our GAAP results for net tax effect and certain nonrecurring revenue and expenses. See Appendix A for reconciliation of GAAP to Non-GAAP measures.
Corporate performance results between threshold and target and between target and maximum are calculated using a straight-line interpolation. The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals independently. When TSR is negative, the payout cannot exceed 100% of target for the entire performance-based equity grant regardless of the actual performance results.
2025 Long Term Incentive Compensation
In December 2024, the Compensation Committee established the following 2025 target equity award opportunities for current named executives based on a market analysis performed by Meridian to competitively align compensation with the target award opportunities for similar executives in the Updated Peer Group and to reflect each named executives’ performance in his or her role:

Name	2025 Target Equity Grant (as percentage of Base Salary)
Dimitar A. Karaivanov(1)	115%
Joseph E. Sutaris	70%
Michael N. Abdo	70%
Maureen Gillan-Myer	65%
Jeffrey M. Levy	70%

(1)
Mr. Karaivanov’s target equity grant percentage was increased from 105% to 115% to align his total compensation with the 2024 benchmarking study and to further align his compensation to variable, performance-based compensation.

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For the Performance Based Restricted Stock granted as part of the 2025 Equity Grant (for the performance period from 2025 through 2027), the Compensation Committee also approved and adopted the same performance metrics used in for the 2024 performance grants.
Summary of Earned 2022 Performance-Based Restricted Stock Awards
In March 2025, shares of common stock underlying the Performance-Based Restricted Stock Awards granted in 2022 for the performance period 2022 to 2024 were distributed. The number of shares distributed was equal to 100% of target based on the Company’s three-year Total Shareholder Return performance at the 15th percentile and the three-year average Core ROATCE performance at the 100th percentile of the KRX constituents. These outcomes reflected --8.7% TSR (-3.0% on annualized basis) and an average Core ROATCE over the three-year performance period of 25.5%. The final determination is based upon information generated by S&P Global without any adjustments.
The table below shows the number and value of Performance-Based Restricted Stock Awards awarded on the grant date, and the number and value of Performance-Based Restricted Stock Awards, as of March 7, 2025.

Name (1)	Performance-Based Restricted Stock Awards Granted at Target Level (#)	Grant Date Value of Performance-Based Restricted Stock Awards ($) (2)	Shared Earned (#)	Value Earned (3)(4)
Dimitar A. Karaivanov	3,069	$222,533	3,391.9843	$201,866
Joseph E. Sutaris	1,739	$126,095	1,922.0287	$114,417
Maureen Gillan-Myer	1,332	$96,583	1,472.1799	$86,628
Jeffrey M. Levy	966	$70,045	1,067.6475	$63,519

(1)
Mr. Abdo was not serving as General Counsel in January 2022, the time at which the Compensation Committee granted the 2022-2024 Performance-Based Restricted Stock Grant, and was not awarded performance shares under the 2022 Equity Grant.

(2)	The date of grant was March 15, 2022. The Company’s stock price as of the close on March 14, 2022 was $72.51.
(3)	The closing price for the Company’s stock price on March 6, 2025 was $59.83.
(4)
The value includes shares that were granted under the dividend reinvestment feature of the Community Financial System, Inc. 2022 Long-Term Incentive Plan, as amended (the “Plan”). Mr. Karaivanov received 322.9843 shares, Mr. Sutaris received 183.0287 shares, Ms. Gillan-Myer received 140.1799 shares, and Mr. Levy received 101.6475 shares.

Please see the Summary Compensation Table and the Grants of Plan-Based Awards Table presented on pages 56 to 57 and the accompanying narrative disclosure for more information regarding the stock options, performance-based restricted stock, and time-vested restricted stock received by each of the named executives in connection with the 2024 annual equity awards and 2022-2024 Performance-Based Restricted Stock Grant.
Retirement and Other Benefits
Pension Plan and 401(k) Plan Benefits. The Company provides retirement benefits through a combination of the tax-qualified Community Financial System, Inc. Pension Plan (the “Pension Plan”) and a 401(k) plan for most of its regular employees, including the named executives. The Pension Plan is more fully described under the section entitled “Retirement Plan Benefits” starting on page 59. The Pension Plan is available to all of the Company’s employees after one year of service. The 401(k) Employee Stock Ownership Plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code (the “Code”). The Company provided a matching contribution (in Company common stock) up to 4.5 percent of the contributing participant’s salary in 2024 subject to various limits imposed by the Internal Revenue Service (“IRS”).
The Company offers the named executives and certain other senior level executives the ability to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Financial System, Inc. (the “Deferred Compensation Plan”). The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.” The Company does not make contributions to the Deferred Compensation Plan for participants in the plan.
Effective June 1, 2018, the Board adopted the Community Financial System, Inc. Restoration Plan (the “Restoration Plan”). The Restoration Plan is an unfunded, non-qualified deferred compensation plan which covers named executives who are not covered by a supplemental retirement plan agreement, including all of the named executives. The Restoration Plan is designed to provide credits that cannot be provided to eligible executives under the Pension Plan and 401(k) Plan as a result of the Code’s limit on annual compensation that may be taken into account under those plans. The compensation limit in effect in 2024 was $345,000. A participant’s benefit in the Restoration Plan is expressed as

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an individual (bookkeeping) account balance that is increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance is credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
Other Benefits. Although other personal benefits are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of benefits for the purpose of supporting those executives in their business functions. The Company provides the following benefits to the named executives, as quantified in the Summary Compensation Table:
•
local club memberships to enable named executives to interact and foster business relationships with customers and the local business and community leaders. Memberships do not exceed $20,073 for each named executive;

•
a housing allowance, car allowance or use of a Company-owned vehicle for those named executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border and throughout Vermont and into Western Massachusetts; and

•	group term life insurance coverage in excess of limits generally available to employees.
Please see the Summary Compensation Table and accompanying narrative disclosures presented on pages 56 to 57 for more information on personal benefits the Company provides to the named executives.
MISCELLANEOUS COMPENSATION PRACTICES
Tax Considerations
Section 162(m) of the Code generally limits to $1 million the tax deduction available to public companies for compensation paid to “covered employees,” which, for taxable years after December 31, 2017, includes a company’s chief executive officer, chief financial officer, the three other most highly compensated executive officers, and anyone who is (or was) a covered employee for any taxable year beginning after December 31, 2016. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, this limitation did not apply to compensation that was considered “qualified performance-based compensation” under the rules of Section 162(m); however, the Tax Cuts and Jobs Act eliminated that exception and, as a result, compensation paid to our covered employees in excess of $1 million per year will generally not be deductible. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be only one of many factors considered by the Committee in ascertaining appropriate levels or modes of compensation.
Compensation Recovery
The Company maintains robust policies governing the recoupment of incentive compensation. First, in accordance with SEC rules and NYSE listing requirements, the Company adopted a recoupment policy which mandates the recovery of certain erroneously paid incentive-based compensation that may have been received by the Company’s Section 16 officers (which includes all of the named executives) on or after the policy’s effective date of October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the restatement date, subject to limited exceptions.
In addition, the Company’s continues to maintain its original clawback policy which provides for the recoupment of any cash incentive awards or equity-based compensation received by an officer if such individual has (i) engaged in recklessness, gross negligence, fraud or intentional misconduct that caused or otherwise contributed to the need for a material restatement to the Company’s financial results, or (ii) engaged in intentional misconduct, fraud or knowingly violated any law, regulation or Company policy in connection with his or her employment that results in significant reputational or financial harm to the Company. In such event, the Board will determine the impact of the restatement or the legal, regulatory or compliance violation and will seek an appropriate recoupment of incentive-based compensation received by such individual. The Company may recoup cash compensation, time-based equity grants, and/or performance-based awards. Any recoupment under the clawback policy will be in addition to any other disciplinary action the Board may determine, including the termination of employment.
Grant of Equity Awards Policy
The Company’s Grant of Equity Awards Policy provides objective, standardized criteria for the timing, practices and procedures used in granting equity awards, including stock options. The Company’s policy prohibits it from purposely accelerating or delaying the public release of material nonpublic information in consideration of a pending equity award in order to allow the grantee to benefit from a more favorable stock price. The Company’s practice has been to grant

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equity awards, including stock options, on a predetermined schedule. Under the Policy, the Compensation Committee will award annual grants in March of each year and off-cycle grants will be made the first business day of February, May, August or November that next follows the date such grant is approved. In addition, the Company does not grant equity awards while it is subject to a blackout period, as such term is defined in the Company’s Policy Prohibiting Insider Trading (“Insider Trading Policy”), unless approved by the General Counsel and the CFO.
Stock Ownership Guidelines
Our stock ownership guidelines for senior executives of the Company require that, within 6 years of appointment, (i) the CEO own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the CFO and other Executive Vice Presidents own shares of common stock and/or share equivalents equal to at least two times their base salary. These senior executive officers are required to retain 75% of the shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. As of March 24, 2025, all senior executive officers are in compliance with, or exceed, the requirements of the stock ownership guidelines established by the Board.
Policy Regarding Derivatives, Pledging and Hedging
The Company has adopted a policy that prohibits all of its Directors and employees, including the named executives, from engaging in short sale transactions, trading in derivative securities of the Company’s common stock, or engaging in the purchase or sale of any other financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s common stock. Named executives are prohibited from pledging shares on margin without the prior written consent of the Compliance Officer designated in the Insider Trading Policy.
Risk Considerations
In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. See the section entitled “Oversight of Risk” on page 32 for an additional discussion of risk considerations.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon its review and discussion with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Mark J. Bolus, Chair
Neil E. Fesette
Jeffery J. Knauss
Susan E. Skerritt
Sally A. Steele

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EXECUTIVE COMPENSATION DISCLOSURE TABLES
The following table summarizes the compensation of the named executives for the fiscal years ended December 31, 2024, 2023, and 2022. For 2024, the named executives are the Company’s CEO, CFO, and the three other most highly compensated executive officers. The material terms of the employment agreements, if any, with the named executives are set forth under the section entitled “Employment Agreements.” In the table below, the “Adjusted SEC Total” is a column that is not required by the SEC’s requirements; however, the Compensation Committee believes it is a more accurate depiction of the compensation decisions that it has made for the applicable years, as more fully described in footnote 6 to the table.

SUMMARY COMPENSATION TABLE for Fiscal Years Ended December 31, 2024, 2023 and 2022
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	SEC Total ($)	Adjusted SEC Total(6)
Dimitar A. Karaivanov President, Chief Executive Officer and Director	2024	$893,434	$690,846	$235,484	$776,250	$77,732	$27,145	$2,700,891	$2,623,159
	2023	$542,325	$380,034	$127,846	$192,011	$63,275	$24,821	$1,330,312	$1,267,037
	2022	$501,461	$330,368	$110,125	$246,080	$5,875	$29,058	$1,222,967	$1,217,092
Joseph E. Sutaris, EVP and Chief Financial Officer	2024	$489,435	$250,463	$85,365	$315,759	$50,111	$26,924	$1,218,057	$1,167,946
	2023	$475,180	$258,966	$87,117	$168,243	$114,238	$26,104	$1,129,848	$1,015,610
	2022	$434,003	$187,167	$62,403	$196,012	($64,865)	$30,589	$845,309	$910,174
Maureen Gillan-Myer EVP and Chief Administration and Human Resources Officer	2024	$414,205	$180,247	$61,440	$249,263	$35,584	$44,969	$985,708	$950,124
	2023	$398,996	$186,444	$62,691	$128,427	$22,499	$49,385	$848,442	$825,943
	2022	$386,250	$143,380	$47,793	$164,586	$3,286	$42,121	$787,416	$784,130
Jeffrey M. Levy SVP and Chief Banking Officer	2024	$449,269	$213,800	$72,885	$253,688	$28,616	$29,614	$1,047,872	$1,019,256
	2023	$400,000	$186,848	$62,855	$128,745	$33,060	$31,303	$842,811	$809,751
	2022	$347,486	$103,974	$34,648	$160,000	$21,449	$29,956	$697,513	$676,064
Michael N. Abdo EVP and General Counsel	2024	$391,083	$171,696	$58,520	$248,975	$32,304	$46,977	$949,555	$917,251

(1)
The amounts in this column reflect the grant date fair value of restricted stock awards issued pursuant to the Company’s 2022 and 2014 Incentive Plans computed in accordance with FASB ASC Topic 718. Additional information about the Company’s accounting for stock-based compensation arrangements is contained in footnote K to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025. Included in the 2022, 2023 and 2024 awards are performance restricted stock awards granted pursuant to the Company’s 2022 Long-Term Incentive Plan, as amended (“2022 Incentive Plan”). Further information on the performance criteria and vesting requirements for performance stock awards are located in the section titled “Long-Term Incentive Compensation” under the Compensation Discussion and Analysis section.

(2)
The amounts in this column reflect the grant date fair value of stock option awards in the applicable year pursuant to the 2022 and 2014 Incentive Plans, computed in accordance with FASB ASC Topic 718. These amounts are based on the Black-Scholes option pricing model, which may not be reflective of the current intrinsic value of the options. Assumptions used in the calculation of these amounts are included in footnote K to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K which was filed with the SEC on February 28, 2025.

(3)
For all named executives, the amounts shown in this column reflect amounts earned under the Company’s MIP, an annual cash award plan based on performance and designed to provide incentives for employees. Cash payments are typically paid in the subsequent year. The awards for the 2024, 2023, and 2022 plan year (paid in 2025, 2024, and 2023) were approximately 100%-115%, 62.5%, and 82.5%, respectively, of the target amount, subject to adjustment for individual performance.

(4)
The amounts shown in this column include the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Company’s Pension Plan and the Company’s Restoration Plan (collectively, the “Company Retirement Plans”). Such amounts will vary year to year due to changes in the Company Retirement Plan discount rates and accrued service costs. There were no changes in the terms of the Company Retirement Plans or level of benefits provided to the named executives under the Company Retirement Plans in 2024. No earnings are deemed above-market or preferential on compensation deferred under the Company’s non-qualified Deferred Compensation Plan for Executives (the “Executive Deferred Comp Plan”), and all amounts in the Executive Deferred Comp Plan are funded solely from the executive’s elective deferral of their compensation and the Company makes no contributions other than to the Company’s Pension and Restoration Plans.

(5)
The amounts in this column include: (a) the reportable value of vehicle allowances or the personal use Company-owned vehicles amounting to $10,480 for Mr. Karaivanov, $6,600 for Mr. Sutaris, $6,770 for Ms. Gillan-Myer, $7,357 for Mr. Levy, and $9,000 for Mr. Abdo; (b) the value of group term life and long term disability insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Ms. Gillan-Myer received $4,014 and Messrs. Karaivanov, Sutaris, Levy, and Abdo, received $1,140 , $4,799, $6,732, and $1,285, in 2024 respectively; (c) the Company’s contributions to the 401(k) Plan, a defined contribution plan, amounting to $15,525 for all named executives; (d) the Company’s payment for country and/or social club memberships amounting to $20,073 for Mr. Abdo; (e) the reportable value of cell phone allowances amounting to $660 for Ms. Gillan-Myer and $1,094 for Mr. Abdo; (f) the reportable value of housing allowances amounting to $18,000 for Ms. Gillan-Myer.

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(6)
We are providing this supplemental column entitled “Adjusted SEC Total” to show how the Compensation Committee views the named executives’ annual compensation. This column adjusts the amounts reported in the SEC Total column by subtracting the change in pension value under the Company’s Retirement Plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in pension value impact total compensation. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the SEC Total column.

The following Grants of Plan-Based Awards Table provides information about equity and non-equity incentive plan awards granted to the named executives in connection with the year ended December 31, 2024. All equity awards are made under the terms of the 2022 Incentive Plan and the non-equity awards are made under the terms of the Company’s MIP. The MIP awards were subject to the satisfaction of 2024 performance objectives and were paid in 2025.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities Underlying options (#)	Exercise or base price of options awards	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Dimitar A. Karaivanov		$0	$675,000	$1,012,500
	3/19/24								19,114(2)	$44.27	$235,484
	3/19/24							5,332(3)			$236,048
	3/19/24				5,546	10,666	21,332				$454,798
Joseph E. Sutaris		$0	$274,573	$411,860
	3/19/24								6,929(2)	$44.27	$85,365
	3/19/24							1,933(3)			$85,574
	3/19/24				2,011	3,867	7,734				$164,889
Maureen Gillan-Myer		$0	$216,750	$325,125
	3/19/24								4,987(2)	$44.27	$61,440
	3/19/24							1,391(3)			$61,580
	3/19/24				1,447	2,783	5,566				$118,667
Jeffrey M. Levy		$0	$253,688	$380,531
	3/19/24								5,916 (2)	$44.27	$72,885
	3/19/24							1,650 (3)			$73,046
	3/19/24				1,717	3,301	6,602				$140,755
Michael N. Abdo		$0	$216,500	$324,750
	3/19/24								4,750(2)	$44.27	$58,520
	3/19/24							1,325(3)			$58,658
	3/19/24				1,379	2,651	5,302				$113,039

(1)
The amounts in this column represent target awards under the MIP, which equal a specified percentage of base salary in effect on January 1 of the year payment is made. The MIP goals and actual awards are described in the section entitled “Annual Incentive Payments under the Management Incentive Plan”. The MIP awards earned by the named executives in 2024 and paid in 2025 are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
The stock options are granted pursuant to the 2022 Incentive Plan. The options are subject to time vesting requirements. The options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on March 19, 2025, 2026, 2027, 2028 and 2029. Upon the named executive’s termination, the named executive generally has three months to exercise any vested options. Except for employees retiring in good standing or certain termination events set forth in an employment agreement or Severance Plan, all unvested options at the date of termination are forfeited. For employees who retire in good standing or are entitled to accelerated vesting under an employment agreement or Severance Plan, all unvested options will become vested as of the retirement date. Such individuals may exercise the options before the expiration date. In the event of a change of control or qualifying termination, the terms of the applicable employment agreement or Severance Plan will govern.

(3)
The shares of restricted stock are granted pursuant to the 2022 Incentive Plan. The restricted stock vests ratably over three years and are subject to forfeiture upon termination of employment, except for employees retiring in good standing or certain termination events set forth in an employment agreement or Severance Plan. Upon retirement in good standing, all unvested restricted stock will become vested as of the retirement date. In the event of a change of control or qualifying termination, the terms of the applicable employment agreement or Severance Plan will govern. During the vesting period, the named executive has all of the rights of a shareholder including the right to vote such shares at any meeting of the Shareholders and the right to receive all dividends. Nonvested shares are subject to forfeiture and may not be sold, exchanged or otherwise transferred.

(4)
The performance restricted stock are granted pursuant to the 2022 Incentive Plan. This long-term equity award has a three-year cliff vesting schedule tied to the satisfaction of long-term performance goals over that three year period. During the vesting period, the named executives shall have the right to vote all of the performance restricted shares at any meeting of the Shareholders and will upon vesting receive shares of the Company stock equivalent to the dividends paid on such stock during the term of restriction. Nonvested shares may not be sold, exchanged or otherwise transferred. Depending upon the achievement level of the three-year long-term performance goals as determined by the Board of Directors at December 31 of the final year in the performance period, the named executives may receive the maximum, target or no shares from this award.

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The following table summarizes the equity awards the Company has made to the named executives which are outstanding as of December 31, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity incentive plan awards: number of unearned shares, unit or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Dimitar A. Karaivanov	7,028	4,686	$80.01	6/09/2031	8,487	$523,478	36,864	$2,273,772
	2,466	3,700	$71.78	3/15/2032
	1,712	6,851	$54.06	3/14/2033
	0	19,114	$44.27	3/19/2034
Joseph E. Sutaris	5,147	0	$59.41	3/20/2029	4,040	$249,187	17,613	$1,086,370
	3,000	1,382	$51.64	3/17/2030
	2,988	1,993	$79.66	3/16/2031
	1,397	2,097	$71.78	3/15/2032
	1,167	4,668	$54.06	3/14/2033
	0	6,929	$44.27	3/19/2034
Maureen Gillan-Myer	1,070	1,606	$71.78	3/15/2032	2,380	$146,798	12,838	$791,848
	839	3,360	$54.06	3/14/2033
	0	4,987	$44.27	3/19/2034
Jeffrey M. Levy	772	0	$59.41	3/20/2029	2,857	$176,220	13,153	$811,277
	1,136	569	$51.64	3/17/2030
	1,024	684	$79.66	3/16/2031
	776	1,164	$71.78	3/15/2032
	842	3,368	$54.06	3/14/2033
	0	5,916	$44.27	3/19/2034
Michael N. Abdo	2,287	0	$38.02	3/16/2026	2,279	$140,569	8,806	$543,154
	1,343	0	$57.12	3/15/2027
	1,425	0	$55.92	3/20/2028
	1,338	0	$59.41	3/20/2029
	1,980	495	$51.64	3/17/2030
	892	595	$79.66	3/16/2031
	629	944	$71.78	3/15/2032
	638	2,554	$54.06	3/14/2033
	0	4,750	$44.27	3/19/2034

(1)	Stock options and restricted stock are not transferable.
(2)
Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for options expiring on March 1, 2024, the final portion of the award vested on March 1, 2019).

(3)
Employee restricted stock granted prior to 2022 generally vests in five equal installments over a five year period on March 1 of each year and restricted stock granted in 2022 and thereafter generally vests in three equal installments over a three year period on March 1 of each year. The restricted stock reflected in this column was granted on March 17, 2020, March 16, 2021, March 15, 2022, March 14, 2023 and March 19, 2024; however, for 2021 Mr. Karaivanov’s restricted stock was granted on June 10, 2021 and 2,700 shares vest in five equal installments over a five year period.

(4)	Based on the closing market value of the Company’s common stock on December 31, 2024 of $61.68 per share, as reported on the NYSE for the last trading day of the year.
(5)
These shares are performance-based restricted stock granted to the named executives in March 2022, 2023 and 2024. The amount shown for 2022 is the amount vested under the grant, and the amounts shown for 2023 and 2024 represent the maximum amount of shares that may be issued to the named executives upon achievement of the maximum performance criteria set forth on page 51. The actual amount of restricted shares that may vest for the 2023 and 2024 grants depends upon the satisfaction of the performance criteria which will be determined following the completion of the end of the three-year performance period ending on December 31, 2025 and December 31, 2026. The market value of this award was based on the closing market value of the Company’s common stock on December 31, 2024 of $61.68 per share, as reported on the NYSE for the last trading day of the year.

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The following Option Exercises and Stock Vested table provides additional information about the value realized to the named executives on option awards exercised and stock awards vested during the year ended December 31, 2024.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dimitar A. Karaivanov	0	$0	5,443	$244,620
Joseph E. Sutaris	7,647	$381,728	1,593	$72,163
Maureen Gillan-Myer	0	$0	1,095	$55,848
Jeffrey M. Levy	0	$0	839	$38,007
Michael N. Abdo	2,800	$100,695	661	$29,943

(1)	The value realized equals the fair market value of the shares on the date of exercise less the exercise price.
(2)	The value realized on the restricted stock is the fair market value on the date of vesting.
RETIREMENT PLAN BENEFITS
The table below shows the present value of accumulated benefits payable to the named executives, including the number of years of service credited to each named executive, under the Pension Plan and named executives’ individual supplemental retirement agreements. Such amounts were determined by using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dimitar A. Karaivanov	Community Financial System, Inc. Pension Plan	4	$99,769	$0
	Community Financial System, Inc. Restoration Plan	4	$109,048	$0
Joseph E. Sutaris	Community Financial System, Inc. Pension Plan	14	$1,260,181	$0
	Community Financial System, Inc. Restoration Plan	14	$121,935	$0
Maureen Gillan-Myer	Community Financial System, Inc. Pension Plan	3	$22,238	$0
	Community Financial System, Inc. Restoration Plan	3	$39,131	$0
Jeffrey M. Levy	Community Financial System, Inc. Pension Plan	7	$66,309	$0
	Community Financial System, Inc. Restoration Plan	7	$42,542	$0
Michael N. Abdo	Community Financial System, Inc. Pension Plan	11	$281,794	$0
	Community Financial System, Inc. Restoration Plan	11	$51,339	$0

Pension Plan
The named executives participate in the Company’s Pension Plan, as do the other salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan with the participants’ benefits calculated under a cash balance formula rather than a traditional defined benefits formula.
Under the cash balance formula, benefits are expressed in the form of a hypothetical account balance. Each year a participant’s cash balance account is increased by (i) service credits based on the participant’s covered compensation and compensation in excess of the Social Security taxable wage base for that year, and (ii) interest credits based on the participant’s account balance as of the end of the prior year. Service credits accrue at a rate between 5% and 6.10%, based on the participant’s age and date of participation. Effective March 1, 2010, cash balance plan participants accrue their pension benefits under a plan design called WRAP (“Worker Retirement Accumulation Plan”). Under this amended plan design, service credits are earned as described above under the pre-amendment plan formula. Interest credits are no longer contributed to the cash balance plan but instead are contributed to each participants’ account in the Company’s 401(k) Plan. Interest rates are determined each year and are not less than the yield on the 30-year Treasury Notes as of November of the prior year, nor more than 6%. Pension benefits earned under the cash balance formula may be distributed as a lump sum or as an annuity.

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Restoration Plan. Effective June 1, 2018, the Company began to provide certain select executives, including, Ms. Gillan-Myer and Messrs. Karaivanov, Sutaris, Levy, and Abdo, with benefits under the Restoration Plan. The Restoration Plan is an unfunded, non-qualified deferred compensation plan designed to provide benefits and contributions that cannot be provided to eligible executives under the Company’s Pension Plan and 401(k) Plan as a result of the Code’s limit on annual compensation that may be taken into account under those plans for benefit and contribution purposes. For 2024, the compensation limit in effect under the Code was $345,000. A participant’s benefit in the Restoration Plan will be expressed as an individual (bookkeeping) account balance that will be increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance will be credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
Nonqualified Deferred Compensation Plan
The following table shows the executive contributions, earnings and account balances for the named executives in the Deferred Compensation Plan for Executive Employees of the Company. The Company does not make any contributions to the Plan on behalf of the named executives.

NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)
Dimitar A. Karaivanov	Community Financial System, Inc. Deferred Compensation Plan	$89,343	$0	$24,502	$0	$189,846
Joseph E. Sutaris	Community Financial System, Inc. Deferred Compensation Plan	$107,064	$0	$194,313	$0	$573,048
	Wilber National Bank Deferred Compensation Plan	$0	$0	$4,074	$0	$33,099
Maureen Gillan-Myer	Community Financial System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Jeffrey M. Levy	Community Financial System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Michael N. Abdo	Community Financial System, Inc. Deferred Compensation Plan	$166,250	$0	$57,661	$0	$387,305

(1)	The amount in this column was also reported as “Salary” in the Summary Compensation Table.
(2)
Amounts in this column reflect transfers to the Supplemental Account Balances in the Company’s Pension Plan from an individual participant’s voluntary contributions to the Deferred Compensation Plan. The account balances in the table have been reduced by the amount transferred. The earnings credited in the Deferred Compensation Plan are based on the account balance prior to the transfers.

Potential Payment on Termination or Change in Control
The Company has entered into an employment agreement with Mr. Karaivanov that provides severance benefits. Ms. Gillan-Myer and Messrs. Sutaris, Levy, and Abdo, are provided severance benefits through the Executive Severance Plan, amended as of July 17, 2024. Under the terms of the respective named executive’s agreement and the Executive Severance Plan, the executives are entitled to post-termination payments in the event that they are no longer employed by the Company because of death, disability, involuntary termination, or a change in control. The triggers for post-termination payments under the respective employment agreements and the Executive Severance Plan are set forth in the descriptions of such document under the section entitled “Employment Agreements.”
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executives would be entitled upon termination of employment, assuming a December 31, 2024 termination date under the agreements and plans in effect as of December 31, 2024.

Name	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
Dimitar A. Karaivanov
• Death	$223,359	$0	$0	$1,539,185	$1,762,544
• Disability	446,717	0	0	1,539,185	1,985,902
• Retirement (in good standing)	0	0	0	1,539,185	1,539,185
• Involuntary termination without cause	3,973,500	0	0	1,539,185	5,512,685

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Name	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
• Involuntary or good reason termination after CIC	3,256,335	0	69,199	3,263,275	6,588,809
Joseph E. Sutaris
• Death	$396,932	$0	$0	$754,589	$1,151,521
• Disability	519,291	0	0	754,589	1,273,880
• Retirement (in good standing)	0	0	0	754,589	754,589
• Involuntary Termination without cause	1,150,937	0	0	754,589	1,905,526
• Involuntary or good reason termination after CIC	1,973,034	0	67,776	1,551,064	3,591,874
Maureen Gillan-Myer
• Death	$320,301	$0	$0	$505,956	$826,257
• Disability	423,853	0	0	505,956	929,809
• Retirement (in good standing)	0	0	0	505,956	505,956
• Involuntary termination without cause	949,606	0	0	505,956	1,455,562
• Involuntary or good reason termination after CIC	1,627,896	0	65,130	1,084,588	2,777,614
Jeffrey M. Levy
• Death	$366,005	$0	$0	$543,916	$909,921
• Disability	478,323	0	0	543,916	1,022,239
• Retirement (in good standing)	0	0	0	543,916	543,916
• Involuntary termination without cause	578,014	0	0	543,916	1,121,930
• Involuntary or good reason termination after CIC	1,156,028	0	32,644	1,152,651	2,341,323
Michael N. Abdo
• Death	$314,271	$0	$0	$378,860	$693,131
• Disability	412,042	0	0	378,860	790,902
• Retirement (in good standing)	0	0	0	378,860	378,860
• Involuntary termination without cause	898,443	0	0	378,860	1,277,303
• Involuntary or good reason termination after CIC	1,540,188	0	8,712	807,027	2,355,927

(1)	The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company’s Pension Plan.
(2)
The amounts set forth in this column reflect the value (based on the closing market price of the Company’s common stock on December 31, 2024 of $61.68 per share) of any unvested shares of restricted stock that would become vested upon termination and the intrinsic value of unvested stock options based on the closing market price of the Company’s common stock on December 31, 2024 of $61.68 per share that would become vested upon termination.

(3)	The Company is not obligated to pay any excise tax gross-up amounts under any employment agreements.
The amounts shown in the table above do not include other payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay, regular pension benefits under the Company’s Pension Plan, and distribution of plan balances under the Company’s 401(k) Plan.
EMPLOYMENT AGREEMENTS
The Company has entered into an employment agreement with its President and CEO and a severance plan with certain named executives as set forth and summarized below. The employment agreement and executive severance plan provide for payments, as set forth in the chart above, upon termination in certain situations as further described below.
Employment Agreement with Dimitar A. Karaivanov. On July 5, 2023, the Company entered into a new Employment Agreement providing for Mr. Karaivanov’s employment as the President and CEO of the Company and the Bank during the period from January 1, 2024 through December 31, 2026. The agreement provides for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Karaivanov for good reason, equal to the greater of (i) 200% of the sum of Mr. Karaivanov’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Karaivanov through the unexpired term of his employment agreement. In addition, all of Mr. Karaivanov’s unvested stock options would vest, all restrictions on his restricted stock would be waived, and all

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performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target). Mr. Karaivanov is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Karaivanov for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Karaivanov’s termination of employment because of death or disability, all of his unvested stock options would vest, all restrictions on his restricted stock would be waived, and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target). In the case of death, Mr. Karaivanov’s estate would be entitled to continued payment of Mr. Karaivanov’s base salary for 90 days. In the event Mr. Karaivanov’s disability, he would be entitled to 26 weeks of base salary, reduced by all other income replacement benefits supplied by the Company. The Employment Agreement does not provide a benefit upon voluntary retirement or voluntary termination of employment except for good reason.
Change in Control Provision. If Mr. Karaivanov’s employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Karaivanov voluntarily resigns during this period for good reason, Mr. Karaivanov will be entitled to the payment of the greater of (i) 300% of the sum of Mr. Karaivanov’s current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, or (ii) the amount of base salary and expected payment under the MIP at target, that otherwise would have been payable under the unexpired term; will provide the cash equivalent of fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him, his stock options will become fully exercisable and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target).
Executive Severance Plan. Messrs. Sutaris, Abdo and Levy and Ms. Gillan-Myer are participants in the Company’s Severance Plan (the “Severance Plan”). The Severance Plan provides certain executive officers of the Company and its subsidiaries with severance benefits in the event they are terminated in certain circumstances in order to retain such executives and to ensure their continued dedication in the event of a change in control. The benefits to be paid to the covered executives vary based upon the nature of the termination and his or her level of management. The Compensation Committee has established the following “Severance Multiple” to use in the event of a “Qualifying Termination” or change in control for the named executives covered by the Severance Plan:

Named Executive	Severance Multiple for Qualifying Termination	Severance Multiplier for Change in Control
Mr. Sutaris	1.75x	3x
Ms. Gillan-Myer	1.75x	3x
Mr. Abdo	1.75x	3x
Mr. Levy	1x	2x

The Severance Plan provides for certain severance payments in the event of one of the following termination events deemed to be a “Qualifying Termination”: (i) death or disability; (ii) the executive is terminated by the Company for reasons other than cause; or (iii) the executive terminates his or her employment for good reason. The Severance Plan also pays a severance benefit if the executive is terminated without cause by the Company or the executive terminates his or her employment with good reason within two years following a change in control. The Severance Plan does not provide a benefit for an executive who retires or voluntarily terminates employment except for good reason. All payments are subject to the executive’s execution and non-revocation of a release, compliance with the restrictive covenants and other terms and conditions set forth in the Severance Plan, and the reduction of benefits to the extent it results in a duplication of benefits under any other Company plan.
If a covered executive is terminated as result of his or her death, the executive will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs and the Company will continue to pay such covered executive’s base salary for a period of 90 days following death. If a covered executive is terminated as result of his or her disability, the covered executive will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs, and the Company will continue to pay 100% of base salary for 26 weeks, reduced by all other income replacement benefits supplied by the Company.

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If the covered executive’s employment is terminated without cause by the Company or by the executive for good reason within two years following a change in control, then the executive shall receive: (i) the result of the annual base salary multiplied by the Severance Multiple for a change in control; (ii) the MIP for the immediately preceding fiscal year multiplied by the executive’s Severance Multiple for a change in control; (iii) treat as immediately vested all restricted stock held by the executive; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (and if the performance cannot be measured, granted as target); (vi) payment of any earned but unpaid obligations under any other benefit plan; (vii) a payment of the cash equivalents of the Company’s yearly contribution for any medical, dental, vision, and Company-paid group life insurance benefits in which the executive was participating in immediately prior to termination multiplied by the Severance Multiple for a change in control; and (viii) payment of any earned but unpaid obligations under any other benefit plan.
If, prior to or more than two years following a change in control, a covered executive’s employment is terminated under circumstances that constitute a Qualifying Termination, the executive shall receive: (i) the result of the annual base salary multiplied by the executive’s Severance Multiple for a Qualifying Termination; (ii) the result of the covered executive’s payment under the MIP for the immediately preceding fiscal year multiplied by the Severance Multiple for a Qualifying Termination; (iii) treat as immediately vested all restricted stock held by the executive; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (and if the performance cannot be measured, granted at target); and (vi) payment of any earned but unpaid obligations under any other benefit plan.

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PAY RATIO
As required by the Dodd-Frank Act (as defined below), the Company is providing the following information about the relationship of the annual total compensation of its median employee and the annual total compensation of Mr. Karaivanov, the Company’s President and CEO. For 2024, the annual total compensation of the median employee of the Company (other than the CEO) was $46,464 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 56, was $2,700,891. Based on this information, the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median employee for 2024 was 58 to 1.
To determine the median employee, the Company considered all employees of the Company on December 31, 2024, the determination date. The Company determined the median employee by: (i) collecting the 2024 base salary information contained in its payroll records (base salary of employees hired during the year was annualized) for each such employee, (ii) ranking such base salary of all such employees except for the CEO from lowest to highest, and identifying the employee with the median base salary and (iii) confirming that the median employee’s compensation did not contain any anomalous characteristics which would have a significant impact on the pay ratio. It is important to note that the pay ratio is a number the Company is required to calculate and disclose pursuant to SEC regulations, but it is not a number it uses to determine compensation for any of its employees. The Company cautions Shareholders from using the ratio as a comparison among different companies because the methodology used to determine the median employee by companies may differ and the results will vary based on each company’s industry, geographic location of its workforce, size, and compensation structure.

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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), and Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive “compensation actually paid” (as computed in accordance with Item 402(v)) and certain financial performance of the Company. The Compensation Committee did not consider this Pay versus Performance disclosure in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis- Our Compensation Philosophy.”
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Based On Value of Initial Fixed $100 Investment:		Net Income (thousands)[7]	Operating PPNR (thousands)[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$2,700,891	$3,251,228	$1,050,298	$1,252,084	$100.90	$130.96	$182,481	$273,587
2023	$2,517,123	$1,778,133	$1,037,853	$818,007	$82.27	$115.69	$131,924	$256,385
2022	$349,619	$2,077,067	$793,121	$811,479	$95.92	$116.15	$188,081	$275,066
2021	$3,154,969	$3,271,781	$1,195,097	$1,177,734	$110.45	$124.78	$189,694	$247,344
2020	$5,186,791	$2,166,297	$939,963	$637,487	$90.33	$91.32	$164,676	$242,053

[1]
The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO, which for the years 2020-2023 was Mark E. Tryniski (who retired as the Company’s CEO effective December 31, 2023) and for 2024, Mr. Karaivanov, who was appointed CEO on January 1, 2024.

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the amount of compensation earned by or paid to PEO during the applicable year but are calculated in accordance with Item 402(v) as required. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to PEOs’ total compensation as set forth in the Summary Compensation Table for each year to determine the compensation actually paid under Item 402(v):

Adjustments Made to Calculate Compensation Actually Paid to CEO

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2024	$2,700,891	($926,330)	$1,484,799	($77,732)	$69,600	$3,251,228

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for year 2024.

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(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Adjustments Made to Calculate Value of Equity Awards Paid to CEO

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$1,483,521	$41,000	$0	($54,358)	$0	$14,636	$1,484,799

(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2024.
(d)
The total pension benefit adjustments for 2024 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the PEO during 2024 (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during 2024 that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Adjustments Made to Calculate Value of Pension Benefits Paid to CEO

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2024	$69,600	$0	$69,600

[3]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Ms. Gillan-Myer and Messrs, Sutaris, Abdo, and Levy; (ii) for 2023, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, and Levy; (iii) for 2022, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, Levy, George J. Getman, the Company’s former Executive Vice President and General Counsel, and Joseph F. Serbun, the Company’s former President of Retail Banking; (iv) for 2021, Messrs. Sutaris, Karaivanov, Getman and Serbun; and (v) for 2020, Messrs. Sutaris, Getman, Serbun, and Joseph J. Lemchak, the Company’s former Senior Vice President and Chief Investment Officer.

[4]
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO during the applicable year but are calculated in accordance with Item 402(v). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments Made to Calculate Compensation Actually Paid to Other NEOs

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,050,298	($273,604)	$455,494	($36,154)	$56,050	$1,252,084

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(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Adjustments Made to Calculate Value of Equity Awards Paid to Other NEOs

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$438,178	$27,466	$0	($14,600)	$0	$4,450	$455,494

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Adjustments Made to Calculate Value of Pension Benefits Paid to Other NEOs

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2024	$56,050	$0	$56,050

[5]
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW Regional Banking Index.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for 2024.
[8]
Operating PPNR is a non-GAAP measure that excludes income taxes, provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sale of investment securities, unrealized loss/(gain) on equity securities and amortization of intangible assets from GAAP net income. See Appendix A for reconciliation of GAAP to non-GAAP measures. This metric represents the sum of the Bank Operating PPNR and Financial Services Operating PPNR which are MIP goal metrics for 2024.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis- Our Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company for its Shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Operating PPNR (sum of Bank Operating PPNR and Financial Services Operating PPNR)
•	Three-Year TSR Rank Relative to KRX
•	Three-Year Average Return on Average Tangible Common Equity
•	Core ROA relative to the KRX
Each of the above performance measures are components of either the Company’s MIP, or the Company’s long-term incentive compensation program, including its performance-based restricted stock awards.

67

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis- Our Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy that aligns the NEOs compensation with measures determined by the Compensation Committee to drive long-term value for the Shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore the Company’s performance measures may not specifically align with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following disclosure and, pursuant to SEC rules, the information in this Pay versus Performance section shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in such filing.
Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between amount of compensation actually paid to the PEO, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding the PEO), and the Company’s cumulative TSR value over the five years presented in the table.

Compensation Actually Paid vs. Company TSR
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Company TSR
(based on initial $100 investment)
$100.00
$90.33
$110.45
$95.92
$82.27
$100.90
2019
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return

68

Compensation Actually Paid and Net Income
The following graph sets forth the relationship between the amount of compensation actually paid to the PEO, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding the PEO), and the Company’s net income over the five years presented in the table.

Compensation Actually Paid vs. Net Income
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$200.0
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Net Income (millions)
$164.7
$189.7
$188.1
$131.9
$182.5
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

69

Compensation Actually Paid and Operating PPNR (Non-GAAP)
The following graph sets forth the relationship between the amount of compensation actually paid to the PEO, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding the PEO), and the Company’s Operating PPNR (a non-GAAP measure) over the five years presented in the table.

Compensation Actually Paid vs. Operating PPNR
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$280,000
$270,000
$260,000
$250,000
$240,000
$230,000
$220,000
Company Operating EPS
$242,053
$247,344
$275,066
$256,385
$273,587
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Operating PPNR

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares the Company’s cumulative TSR over the five year period to that of KBW Regional Banking Index during the same period (assumes reinvestment of dividends).

Company TSR vs. Peer Group TSR
Cumulative TSR
(value change of initial $100 investment)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2019
2020
2021
2022
2023
2024
$100.00
$100.00
$91.32
$90.33
$124.78
$110.45
$116.15
$95.92
$115.69
$82.27
$130.96
$100.99
Company TSR
KBW TSR

70

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is seeking a non-binding advisory vote from the Shareholders to approve the compensation of the named executives as disclosed in this Proxy Statement pursuant to SEC rules. The compensation of the Company’s named executives is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and narrative disclosure contained on pages 39 to 63 of this Proxy Statement. As discussed in those sections, the Board believes that the Company’s pay for performance philosophy and programs provide a strong link between executive compensation and the Company’s short and long-term performance and creation of shareholder value.
As noted in the Compensation Discussion and Analysis beginning on page 39, the Company recorded meaningful improvements in net interest income, non-interest income, total revenues, operating revenues, net income, GAAP earnings per share, operating net income, operating earnings per share, operating PPNR, and operating PPNR per share, while maintaining excellent liquidity, solid credit and well-managed expenses. Each of the Company’s four business segments- banking, employee benefit services, insurance services and wealth management services, posted record revenues in 2024, while maintaining solid pre-tax operating margins.
Other 2024 milestones include the increase in the Company’s quarterly cash dividend to Shareholders by 2.2%, to $0.46 per share, marking the 32nd consecutive year of annual increases. The Company also delivered record total revenues of $746.3 million representing a 14.4% increase over 2023 total revenues of $652.1 million, $745.6 million of operating revenues (non-GAAP) representing a 5.9% increase over 2023 operating revenue of $704.3 million, and operating net income (non-GAAP) of $193.9 million of representing a 0.6% increase over 2023 operating net income of $192.7 million.
The Company’s Compensation Committee considered the Company’s overall achievement levels of performance objectives set forth in the Compensation Discussion and Analysis, including the performance factors noted above, and the achievement levels obtained under the pre-determined short and long term objectives set in the Company’s incentive compensation plans for 2024.
The Company is asking the Shareholders to indicate their support for its executive pay program and policies as described in this Proxy Statement. This Proposal, commonly known as a “Say-on-Pay” proposal, gives you as a Shareholder the opportunity to endorse or not endorse the Company’s executive pay program and policies through a non-binding advisory vote on the following resolution:
RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s named executives, as described in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosures contained in this Proxy Statement.
The vote on this Proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Last year, at the Annual Meeting of Shareholders held in May 2024, the Shareholders approved the Say-on-Pay proposal with approximately 93% of the votes cast voting in favor of the Company’s executive compensation programs. The Compensation Committee considers this to be an indication that our Shareholders believe that the named executives” compensation is aligned with the Company’s performance.
Vote Required
A majority of the votes present in person or represented by proxy at the Meeting is required to approve this Proposal No. 2. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal. If no voting instructions are given, the proxy will be voted in favor of this Proposal No. 2.
Board Recommendation
The Board unanimously recommends a vote “FOR” this Proposal No. 2 to approve, on a non-binding advisory basis, the named executives’ compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related information contained in this Proxy Statement.

71

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. A copy of the Committee Charter, which more fully describes the role of the Committee, is available at the Company’s website at https://communityfinancialsystem.com/governance/governance-documents/default.aspx and in print to any Shareholder or interested party who requests it. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2024, is responsible for expressing opinions on these financial statements and on the Company’s internal controls over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and internal controls, and selects the Company’s independent registered public accounting firm (subject to ratification by the Shareholders).
The Audit Committee is currently comprised of five directors, each of whom the Board has determined to be independent as defined by the SEC Rules and the NYSE Rules. Each member of the Committee is financially literate and Ms. MacPherson, Ms. Skerritt, Ms. Sullivan, and Mr. Whipple meet the NYSE standard of having “accounting or related financial management expertise.” In addition, the Board has determined that Ms. MacPherson, Ms. Skerritt, Ms. Sullivan, and Mr. Whipple qualify as “audit committee financial experts” as defined by the SEC Rules.
In discharging its oversight responsibilities, the Committee has reviewed and discussed the Company’s 2024 audited consolidated financial statements with management of the Company and its independent registered public accounting firm and has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Committee regularly holds separate executive sessions at its meetings with the Company’s independent registered public accounting firm, the chief risk officer, and the director of internal audit.
The Committee has also received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the PCAOB and has discussed with PricewaterhouseCoopers LLP its independence. In concluding that PricewaterhouseCoopers LLP is independent, the Committee considered, among other factors, the non-audit services provided by PricewaterhouseCoopers LLP as described in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.” The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Based on the reviews and discussions with management referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Kerrie D. MacPherson, Chair
Neil E. Fesette
Susan E. Skerritt
Michele P. Sullivan
John F. Whipple, Jr.

72

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee engaged the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2024. PricewaterhouseCoopers LLP performed the 2024 integrated audit of the consolidated financial statements and internal controls over financial reporting of the Company and its subsidiaries, and advised the Company in connection with various other matters as described below in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”
Following a review and assessment of the auditor’s performance, independence, fees and other factors, the Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1984. In reviewing the auditor’s performance, the Committee reviews and discusses the auditor’s most recent PCAOB inspection report and its system of quality control. The Committee also reviews and discusses proposed staffing levels and the selection of the lead engagement partner from the independent registered public accounting firm.
Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement, if the representatives desire, and will be available to respond to appropriate questions from Shareholders.
Vote Required
The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal No. 3.
Board Recommendation
The Board recommends that Shareholders vote “FOR” this Proposal No. 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted in favor of Proposal No. 3 unless Shareholders specify otherwise.

73

FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,614,964	$1,621,553
Audit Related Fees(2)	173,931	166,244
Tax Fees(3)	50,000	57,200
All Other Fees(4)	267,820	50,972

(1)
Includes fees incurred in connection with the audits of Community Financial System, Inc. and its subsidiaries Northeast Retirement Services, LLC and Global Trust Company, Inc. as well as $31,500 and $136,900 for 2024 and 2023 of incremental audit efforts, respectively.

(2)
Includes fees related to the Uniform Single Attestation Program for Mortgage Bankers and compliance with the requirements of the Consolidated Audit Guide for Audits of HUD Programs for 2024 and 2023. Included in 2024 was $17,750 related to the filing of a Form S-8 registration statement.

(3)
Includes tax preparation and compliance fees of $50,000 and $48,200 for 2024 and 2023, respectively and fees incurred in connection with tax consultation related to acquisitions, state tax planning and other matters of $9,000 for 2023.

(4)
Includes a license fee to Disclosure Checklist in 2024 and 2023, a product of PwC Product Sales, LLC, a subsidiary of PricewaterhouseCoopers LLP. 2024 includes fees associated with US standard membership and a Fiduciary Risk Assessment and 2023 includes fees associated with an executive ransomware simulation.

Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law. In accordance with this pre-approval policy, the Audit Committee pre-approved all audit and non-audit services for fiscal 2023 and fiscal 2024.
In addition to the services described above, PricewaterhouseCoopers LLP provides audit, non-audit and tax compliance services to certain collective investment trusts for which Global Trust Company, Inc. (a wholly owned subsidiary of the Company) is the Trustee. The collective investment trusts are not part of the Company’s consolidated financial statements. All of the fees for such services are paid by the collective investment trusts (not by Global Trust Company, Inc.) and are not included in the table above. PricewaterhouseCoopers LLP directly billed the collective investment trusts a total of $5.1 million and $4.7 million, for these professional services rendered for the fiscal years ended December 31, 2024 and 2023, respectively.

74

OTHER MATTERS
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If a Shareholder would like to receive future proxy materials electronically via e-mail or the Internet, he or she can choose to sign up for electronic delivery by following the instructions to vote using the Internet and, when prompted, indicate that he or she agrees to receive or access proxy materials electronically in future years.
ELIMINATION OF DUPLICATE MAILINGS
The Company has adopted a procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice of Internet Availability and, if requested, printed versions by mail, of this Proxy Statement and the Annual Report to multiple Shareholders who share the same address, unless the Company has received contrary instructions from one or more of the Shareholders. This procedure reduces the environmental impact of the annual meetings and reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards and voting forms. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice of Internet Availability or this Proxy Statement and the Annual Report to any Shareholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice of Internet Availability or this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, registered Shareholders may call Broadridge Investor Communication Solutions, Inc. at (866) 540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and the Company will deliver a separate copy promptly.
A Shareholder who holds shares through a broker, bank, or other organization can participate in householding by contacting the broker, bank, or other organization that holds such shares to request information about eliminating duplicate mailings.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of the Reporting Persons with respect to the fiscal year ended December 31, 2024, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2024, except for Mr. Pecor and Ms. Sullivan, who each had one late Form 4 filing which reported one late transaction relating to the acquisition of phantom stock in connection with the Director’s deferral of director compensation. The filings were filed one day past due because of an administrative error.
SHAREHOLDER PROPOSALS
The SEC, as well as the Company’s Bylaws, establish advance notice procedures with regard to Shareholder nominations to the Board, other Shareholder proposals that are submitted for inclusion in the proxy statement, and other Shareholder proposals that are not submitted for inclusion in the proxy statement which a Shareholder instead wishes to present directly at an annual meeting.
If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the SEC and the Company’s Bylaws for Shareholder proposals. Shareholder proposals seeking inclusion in the proxy statement for the Company’s 2026 Annual Meeting of Shareholders will not be deemed to be timely submitted pursuant to Rule 14a-8 unless they are received by the Company at its principal executive offices no later than November 29, 2025.
Written notice of such other Shareholder proposals that are to be presented directly at an annual meeting must be received by the Secretary of the Company no later than 45 days prior to the date of the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written notice must be received no later than the close of business on the 15th day following the date on which the Company’s notice is mailed) in order to be considered timely, and must contain the information set forth in the Bylaws.

75

With respect to director nominees to be elected at the annual meeting, any Shareholder nominations must be delivered in writing to the Secretary of the Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held or deemed to have been held in the preceding year, a Shareholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10thday following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs) in order for the nomination to be considered timely, and the nomination must contain the information set forth in the Bylaws.
These advance notice provisions are in addition to, and separate from, the requirements that a Shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a Shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance notice Bylaw provisions, subject to applicable rules of the SEC. Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company at its principal executive offices. Shareholders submitting director nominations and proposals are urged to submit their nominations and proposals by certified mail, return receipt requested.
OTHER BUSINESS
The Board of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
Date: March 28, 2025
By Order of the Board of Directors

Danielle M. Cima
Secretary

76

APPENDIX A Reconciliation of GAAP to Non-GAAP Measures
The information below is provided to reconcile to GAAP those financial metrics included in this Proxy Statement that are non-GAAP financial metrics. The reconciliations of non-GAAP operating measures and key performance indicators discussed in this Proxy Statement to the most directly comparable GAAP financial measures are included in the following tables. The Company believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution.
Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2022, 2023 and 2024.

(000's omitted)	2024	2023	2022
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$182,481	$131,924	$188,081
Income taxes	54,223	36,307	52,233
Income before income taxes	236,704	168,231	240,314
Provision for credit losses	22,773	11,203	14,773
Pre-tax, pre-provision net revenue (non-GAAP)	259,477	179,434	255,087
Acquisition expenses	213	63	5,021
Acquisition-related contingent consideration adjustments	244	3,280	(300)
Restructuring expenses	0	1,163	0
Litigation accrual	138	5,800	0
Loss on sales of investment securities	487	52,329	0
Gain on debt extinguishment	0	(242)	0
Unrealized (gain) loss on equity securities	(1,231)	47	44
Amortization of intangible assets	14,259	14,511	15,214
Operating pre-tax, pre-provision net revenue (non-GAAP)	$273,587	$256,385	$275,066

	2024	2023	2022
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$3.44	$2.45	$3.46
Income taxes	1.02	0.67	0.96
Income before income taxes	4.46	3.12	4.42
Provision for credit losses	0.43	0.21	0.27
Pre-tax, pre-provision net revenue per share (non-GAAP)	4.89	3.33	4.69
Acquisition expenses	0.00	0.00	0.09
Acquisition-related contingent consideration adjustments	0.00	0.06	0.00
Restructuring expenses	0.00	0.02	0.00
Litigation accrual	0.00	0.11	0.00
Loss on sales of investment securities	0.01	0.97	0.00
Gain on debt extinguishment	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	(0.02)	0.00	0.00
Amortization of intangible assets	0.27	0.27	0.28
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$5.15	$4.76	$5.06

A-1

(000's omitted)	2024	2023	2022
Operating net income (non-GAAP)
Net income (GAAP)	$182,481	$131,924	$188,081
Acquisition expenses	213	63	5,021
Tax effect of acquisition expenses	(40)	(13)	(1,091)
Subtotal (non-GAAP)	182,654	131,974	192,011
Acquisition-related contingent consideration adjustments	244	3,280	(300)
Tax effect of acquisition-related contingent consideration adjustments	(46)	(689)	65
Subtotal (non-GAAP)	182,852	134,565	191,776
Acquisition-related provision for credit losses	0	0	3,927
Tax effect of acquisition-related provision for credit losses	0	0	(853)
Subtotal (non-GAAP)	182,852	134,565	194,850
Litigation accrual	138	5,800	0
Tax effect of litigation accrual	(26)	(1,218)	0
Subtotal (non-GAAP)	182,964	139,147	194,850
Restructuring expenses	0	1,163	0
Tax effect of restructuring expenses	0	(244)	0
Subtotal (non-GAAP)	182,964	140,066	194,850
Loss on sales of investment securities	487	52,329	0
Tax effect of loss on sales of investment securities	(93)	(10,989)	0
Subtotal (non-GAAP)	183,358	181,406	194,850
Gain on debt extinguishment	0	(242)	0
Tax effect of gain on debt extinguishment	0	51	0
Subtotal (non-GAAP)	183,358	181,215	194,850
Unrealized (gain) loss on equity securities	(1,231)	47	44
Tax effect of unrealized (gain) loss on equity securities	234	(10)	(10)
Subtotal (non-GAAP)	182,361	181,252	194,884
Amortization of intangible assets	14,259	14,511	15,214
Tax effect of amortization of intangible assets	(2,709)	(3,047)	(3,307)
Operating net income (non-GAAP)	$193,911	$192,716	$206,791

A-2

	2024	2023	2022
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$3.44	$2.45	$3.46
Acquisition expenses	0.00	0.00	0.09
Tax effect of acquisition expenses	0.00	0.00	(0.02)
Subtotal (non-GAAP)	3.44	2.45	3.53
Acquisition-related contingent consideration adjustments	0.00	0.06	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	(0.01)	0.00
Subtotal (non-GAAP)	3.44	2.50	3.53
Acquisition-related provision for credit losses	0.00	0.00	0.07
Tax effect of acquisition-related provision for credit losses	0.00	0.00	(0.02)
Subtotal (non-GAAP)	3.44	2.50	3.58
Litigation accrual	0.00	0.11	0.00
Tax effect of litigation accrual	0.00	(0.03)	0.00
Subtotal (non-GAAP)	3.44	2.58	3.58
Restructuring expenses	0.00	0.02	0.00
Tax effect of restructuring expenses	0.00	0.00	0.00
Subtotal (non-GAAP)	3.44	2.60	3.58
Loss on sales of investment securities	0.01	0.97	0.00
Tax effect of loss on sales of investment securities	0.00	(0.21)	0.00
Subtotal (non-GAAP)	3.45	3.36	3.58
Gain on debt extinguishment	0.00	0.00	0.00
Tax effect of gain on debt extinguishment	0.00	0.00	0.00
Subtotal (non-GAAP)	3.45	3.36	3.58
Unrealized (gain) loss on equity securities	(0.02)	0.00	0.00
Tax effect of unrealized (gain) loss on equity securities	0.00	0.00	0.00
Subtotal (non-GAAP)	3.43	3.36	3.58
Amortization of intangible assets	0.27	0.27	0.28
Tax effect of amortization of intangible assets	(0.05)	(0.06)	(0.06)
Operating diluted earnings per share (non-GAAP)	$3.65	$3.57	$3.80

(000's omitted)	2024	2023	2022
Return on assets
Net income (GAAP)	$182,481	$131,924	$188,081
Average total assets	15,990,697	15,242,884	15,567,139
Return on assets (GAAP)	1.14%	0.87%	1.21%

(000's omitted)	2024	2023	2022
Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$193,911	$192,716	$206,791
Average total assets	15,990,697	15,242,884	15,567,139
Operating return on assets (non-GAAP)	1.21%	1.26%	1.33%

A-3

(000's omitted)	2024	2023	2022
Core income (non-GAAP)
Net income (GAAP)	$182,481	$131,924	$188,081
Acquisition expenses, net of statutory tax effect(1)	168	50	3,966
Acquisition-related contingent consideration adjustments, net of statutory tax effect(1)	193	2,591	(237)
(Gain) loss on sales of investments, net of statutory tax effect(1)	385	41,340	0
Unrealized (gain) loss on equity investments, net of statutory tax effect(1)	(972)	37	35
Restructuring expenses, net of statutory tax effect(1)	0	919	0
Litigation accrual, net of statutory tax effect(1)	109	4,582	0
Amortization of intangible assets, net of statutory tax effect(1)	11,264	11,464	12,019
FDIC special assessment, net of statutory tax effect(1)	237	1,184	0
Total core income (non-GAAP)	$193,865	$194,091	$203,864

(1)	21% statutory tax rate

(000's omitted)	2024	2023	2022
Core return on assets (non-GAAP)
Core net income (non-GAAP)	$193,865	$194,091	$203,864
Average total assets	15,990,697	15,242,884	15,567,139
Core return on assets (non-GAAP)	1.21%	1.27%	1.31%

(000's omitted)	2024	2023	2022
Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$297,185	$214,834	$258,725
Loss on sales of investment securities	487	52,329	0
Gain on debt extinguishment	0	(242)	0
Unrealized (gain) loss on equity securities	(1,231)	47	44
Total operating noninterest revenues (non-GAAP)	$296,441	$266,968	$258,769

(000's omitted)	2024	2023	2022
Operating revenues (non-GAAP)
Net interest income (GAAP)	$449,117	$437,285	$420,630
Noninterest revenues (GAAP)	297,185	214,834	258,725
Total revenues (GAAP)	746,302	652,119	679,355
Loss on sales of investment securities	487	52,329	0
Gain on debt extinguishment	0	(242)	0
Unrealized (gain) loss on equity securities	(1,231)	47	44
Total operating revenues (non-GAAP)	$745,558	$704,253	$679,399

A-4

(000's omitted)	2024	2023	2022
Return on tangible common equity (non-GAAP)
Net income (GAAP)	$182,481	$131,924	$188,081
Average shareholders’ equity	1,695,794	1,595,724	1,733,521
Average goodwill and intangible assets, net	(902,681)	(900,058)	(891,647)
Average deferred taxes on goodwill and intangible assets, net	44,908	45,664	45,145
Average tangible common equity (non-GAAP)	838,021	741,330	887,019
Return on tangible common equity (non-GAAP)	21.78%	17.80%	21.20%

(000's omitted)	2024	2023	2022
Operating return on tangible common equity (non-GAAP)
Operating net income (non-GAAP)	$193,911	$192,716	$206,791
Average tangible common equity (non-GAAP)	838,021	741,330	887,019
Operating return on tangible common equity (non-GAAP)	23.14%	26.00%	23.31%

(000's omitted)	2024	2023	2022
Core return on average tangible common equity (non-GAAP)
Core net income (non-GAAP)	$193,865	$194,091	$203,864
Average tangible common equity (GAAP)	838,021	741,330	887,019
Core return on average tangible common equity (non-GAAP)	23.13%	26.18%	22.98%

A-5

Community FINANCIAL SYSTEM, INC.

COMMUNITY FINANCIAL SYSTEM, INC.
ATTN: DANIELLE M. CIMA
5790 WIDEWATERS PARKWAY
DEWITT, NY 13214-1883

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 19, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CBU2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 19, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66423-P20982 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNITY FINANCIAL SYSTEM, INC.

The Board of Directors recommends you vote "FOR" all nominees listed:

1. Election of Directors
Election of 12 director nominees proposed by the Board of Directors for a one (1) year term and until their respective successors are elected and qualified:

Nominees:	**For**	**Withhold**	**Abstain**
1a. Mark J. Bolus	☐	☐	☐
1b. Neil E. Fesette	☐	☐	☐
1c. Dimitar A. Karaivanov	☐	☐	☐
1d. Jeffery J. Knauss	☐	☐	☐
1e. Kerrie D. MacPherson	☐	☐	☐
1f. John Parente	☐	☐	☐
1g. Raymond C. Pecor, III	☐	☐	☐
1h. Savneet Singh	☐	☐	☐
1i. Sally A. Steele	☐	☐	☐
1j. Eric E. Stickels	☐	☐	☐
1k. Michele P. Sullivan	☐	☐	☐
1l. John F. Whipple, Jr.	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Advisory vote on executive compensation.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Community
FINANCIAL SYSTEM, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2025:
The Notice of Annual Meeting and Proxy Statement, Annual Report, and Form 10-K are available at www.proxyvote.com.

V66424-P20982

COMMUNITY FINANCIAL SYSTEM, INC.
Annual Meeting of Shareholders
May 21, 2025 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Danielle M. Cima and Deresa F. Durkee as proxies, each with the power to act without the other and with the power of substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COMMUNITY FINANCIAL SYSTEM, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, EDT on May 21, 2025, at www.virtualshareholdermeeting.com/CBU2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side